UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

SAFE AND GREEN DEVELOPMENT CORPORATION
(Name of Registrant as Specified in Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Safe and Green Development Corporation
100 Biscayne Blvd., Suite 1201
Miami, Florida 33132

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 2, 2024

May 31, 2024

To the Stockholders of Safe and Green Development Corporation:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Safe and Green Development Corporation, a Delaware corporation (the “Company”). The meeting will be held on July 2, 2024 at 10:00 a.m. Eastern Time at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020. The purpose of the 2024 Annual Meeting and the matters to be acted on are stated below in this Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting.

At the 2024 Annual Meeting, stockholders will vote on the following matters:

(1)    to elect the three (3) nominees for Class I director named in the accompanying proxy statement to our Board of Directors (“Board of Directors”), each to serve a three-year term expiring at the 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified;

(2)    to ratify the appointment of M&K CPAS PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2024;

(3)    to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, in substantially the form attached to the accompanying proxy statement as Annex A, to effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”) at a ratio of 1-for-2 to 1-for-20, with the ratio within such range to be determined at the discretion of the Board of Directors and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Stock Split Proposal”);

(4)    to approve, for purposes of complying with Nasdaq listing rules, of the issuance of up to 9,014,546 shares of our Common Stock pursuant to the securities purchase agreement entered into on April 29, 2024 (as amended, the “SPA”) with Peak One Opportunity Fund, L.P. (“Peak One”), including Common Stock issued or issuable pursuant to the SPA, Common Stock issued or issuable upon the conversion of debentures issued or issuable pursuant to the SPA, and Common Stock issued or issuable upon the exercise of warrants issued or issuable pursuant to the SPA (the “Peak Offering Proposal”);

(5)    to approve an adjournment of the 2024 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal and/or the Peak Offering Proposal; and

(6)    to transact such other business as may properly come before the 2024 Annual Meeting or any adjournments or postponements of the 2024 Annual Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. The Board of Directors has fixed the close of business on May 9, 2024 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2024 Annual Meeting or any adjournment or postponement of the 2024 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection at the 2024 Annual Meeting for the ten days preceding the meeting at the Company’s offices located at 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132 during ordinary business hours for any purpose germane to the 2024 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2024.

The proxy materials together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), which is not a part of our proxy solicitation materials, are being mailed or made available to the stockholders of record on or about June 3, 2024. This Notice of Annual Meeting of Stockholders, the proxy statement and our 2023 Annual Report are available at http://www.astproxyportal.com/ast/27525/.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2024 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY SUBMITTING YOUR PROXY VIA THE INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU BY CONTACTING THE CORPORATE SECRETARY, SAFE AND GREEN DEVELOPMENT CORPORATION, 100 BISCAYNE BLVD., SUITE 1201, MIAMI, FLORIDA 33132, OR BY PHONE AT (904) 496-0027.

On behalf of the Board of Directors and the employees of Safe and Green Development Corporation, we thank you for your continued support and look forward to speaking with you at the 2024 Annual Meeting.

By order of the Board of Directors,
/s/ David Villarreal
David Villarreal
Chief Executive Officer and Director

i

Safe and Green Development Corporation
100 Biscayne Blvd., Suite 1201
Miami, Florida 33132

PROXY STATEMENT
For the 2024 Annual Meeting of Stockholders to be held on July 2, 2024

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share (the “Common Stock”), of Safe and Green Development Corporation, a Delaware corporation (referred to herein as “SG DevCo,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of SG DevCo (the “Board” or “Board of Directors”) of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) to be held on July 2, 2024, beginning at 10:00 a.m., Eastern Time, at the offices of Blank Rome, LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020 and at any adjournment or postponement of our 2024 Annual Meeting. The purpose of the 2024 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting. The proxy materials together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), which is not a part of our proxy solicitation materials, are being mailed or made available to the stockholders of record on or about June 3, 2024.

The Board of Directors recommends that stockholders vote: (1) “FOR” each of the three (3) nominees for Class I director named in the proxy statement for election to the Board of Directors (“Proposal 1” or the “Election of Directors Proposal”); (2) “FOR” the ratification of the appointment of M&K CPAS PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2” or the “Auditor Ratification Proposal”); (3) “FOR” the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in substantially the form attached to the proxy statement as Annex A, at the discretion of the Board of Directors of the Company, to effect a reverse stock split (the “Reverse Stock Split”) with respect to the Company’s Common Stock, at a ratio of 1-for-2 to 1-for-20 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board of Directors and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (“Proposal 3” or the “Reverse Stock Split Proposal”); (4) “FOR” the approval, for purposes of complying with Nasdaq listing rules, of the issuance of up to 9,014,546 shares of our Common Stock pursuant to the securities purchase agreement entered into on April 29, 2024 (as amended, the “SPA”) with Peak One Opportunity Fund, L.P. (“Peak One”), including Common Stock issued or issuable pursuant to the SPA, Common Stock issued or issuable upon the conversion of debentures issued or issuable to pursuant to the SPA, and Common Stock issued or issuable upon the exercise of warrants issued or issuable pursuant to the SPA (“Proposal 4” or the “Peak Offering Proposal”); and (5) “FOR” the approval of an adjournment of the 2024 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal and/or the Peak Offering Proposal (“Proposal 5” or the “Adjournment Proposal”).

ANNUAL MEETING ADMISSION

All stockholders as of the record date are welcome to attend the 2024 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our Common Stock on the record date. This can be your proxy card if you are a stockholder of record. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2024 Annual Meeting, you will also be required to present proof of your ownership of our Common Stock on the record date, such as a bank or brokerage account statement or a letter from your broker or bank reflecting your ownership of our Common Stock as of the record date, to be admitted to the 2024 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2024 Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2024 Annual Meeting to be held on July 2, 2024, beginning at 10:00 a.m., Eastern Time, at the offices of Blank Rome, LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020 and at any postponement or adjournment thereof. The purpose of the 2024 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2024 Annual Meeting.

Q:     What information is contained in the proxy statement?

A:     The information included in this proxy statement relates to the proposals to be considered and voted on at the 2024 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:     What items of business will be considered and voted on at the 2024 Annual Meeting?

A:     The purpose of the 2024 Annual Meeting and matters to be acted upon are as follows:

(1)    the election of our three (3) nominees for Class I director;

(2)    the ratification of M&K CPAS PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

(3)    the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, in substantially the form attached to the proxy statement as Annex A, at the discretion of the Board of Directors of the Company, to effect a reverse stock split with respect to the Company’s issued and outstanding Common Stock at a ratio of 1-for-2 to 1-for-20, with the ratio within such Range to be determined at the discretion of the Board of Directors and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment;

(4)    the approval, for purposes of complying with Nasdaq listing rules, of the issuance of up to 9,014,546 shares of our Common Stock pursuant to the SPA, including Common Stock issued or issuable pursuant to the SPA, Common Stock issued or issuable upon the conversion of debentures issued or issuable to pursuant to the SPA, and Common Stock issued or issuable upon the exercise of warrants issued or issuable pursuant to the SPA; and

(5)    the approval of an adjournment of the 2024 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposals 3 and/or 4.

Q:     How does the Board of Directors recommend that I vote?

A:     The Board of Directors recommends that you vote (1) “FOR” each of the three (3) nominees for Class I director named herein for election to the Board of Directors; (2) “FOR” the Auditor Ratification Proposal; (3) “FOR” the Reverse Stock Split Proposal; (4) “FOR” the Peak Offering Proposal; and (5) “FOR” the Adjournment Proposal. If you are a stockholder of record and you return a properly executed proxy card or vote by proxy over the Internet but do not mark the boxes showing how you wish to vote, your shares will be voted in accordance with the recommendations of the Board, as set forth above.

Q:     Why is the Company electing to effect a Reverse Stock Split?

A:     Our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our Certificate of Incorporation authorizing the Reverse Stock Split at a ratio in the Range, such ratio to be determined by the Board and included in a public announcement, and granting the Board the discretion to file a certificate of amendment to our Certificate of Incorporation (the “Reverse Stock Split Amendment”) with the Secretary of State of the State of Delaware effecting the Reverse Stock Split at any time prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2024 Annual Meeting or to abandon the Reverse Stock Split altogether. The form of the proposed Reverse Stock Split Amendment is attached to this proxy statement as Annex A. The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same except with respect to fractional shares.

Q:     What are the consequences if the Reverse Stock Split Proposal is not approved by stockholders?

A:     If stockholders fail to approve the Reverse Stock Split Proposal our Board would not have the authority to effect the Reverse Stock Split to, among other things, facilitate the continued listing of our Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”) by increasing the per share trading price of our Common Stock to help ensure a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Stock Split could expose us to delisting from Nasdaq.

Q:     Who is entitled to vote at the 2024 Annual Meeting?

A:     Only holders of record of our Common Stock as of the close of business on May 9, 2024 (the “Record Date”) are entitled to notice of and to vote at the 2024 Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, there were 15,756,636 shares of common stock outstanding and entitled to vote. Holders are entitled to one vote for each share of common stock outstanding as of the Record Date.

Q.     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.     Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: Shares Registered in Your Name

If on May 9, 2024 your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record and the proxy statement is sent directly to you by the Company. As the stockholder of record, you have the right to grant a proxy to someone to vote your shares or to vote in person at the 2024 Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and the proxy statement is forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2024 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or nominee. If you do not wish to vote in person or you will not be attending the 2024 Annual Meeting you may instruct your broker, bank or nominee to vote your shares pursuant to voting instructions you will receive from your broker, bank or nominee describing the available processes for voting your stock.

Q:     What happens if I do not vote?

A:     Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or by proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. If the broker or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote.

Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposal No. 1 and Proposal No. 4 are non-routine matters. and Proposals 2, 3 and 5 will be treated by the NYSE as routine matters. Accordingly, your broker may register your shares as being present at the 2024 Annual Meeting for purposes of determining the presence of a quorum, but not vote your shares on Proposals 1 and 4 without your instructions (referred to as broker non-votes), but may vote your shares on Proposals 2, 3 and 5 even in the absence of your instruction. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the 2024 Annual Meeting.

Q:     Can I change my vote or revoke my proxy?

A:     Stockholder of Record: Shares Registered in Your Name

You may change your vote or revoke your proxy at any time before the final vote at the 2024 Annual Meeting. To change how your shares are voted or to revoke your proxy, if you are the record holder, you may (1) notify our Corporate Secretary in writing at Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132; (2) submit a later-dated proxy by mail, via internet or by telephone, subject to the voting deadlines that are described on the proxy card; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy by attending the 2024 Annual Meeting and voting at the meeting. Attendance at the 2024 Annual Meeting alone will not revoke your proxy. The last vote received chronologically will supersede any prior votes.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker, bank or other nominee.

Q:     What is a quorum and why is it necessary?

A:     Conducting business at the meeting requires a quorum. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote on May 9, 2024 are necessary to constitute a quorum. Abstentions and proxies marked “withhold” for the election of directors are treated as present for purposes of determining whether a quorum exists. Broker non-votes (which result when your shares are held in “street name”, and you do not tell the nominee how to vote your shares and the nominee does not have discretion to vote such shares or declines to exercise discretion) are treated as present for purposes of determining whether a quorum is present at the meeting. If there is no quorum, the chairperson of the 2024 Annual Meeting or the holders of a majority of the shares represented at the meeting may adjourn the 2024 Annual Meeting to another time and place.

Q:     What is the voting requirement to approve each of the proposals?

A:

Proposal	Vote Required	Effect of Abstentions (or the Withholding of Authority)	Effect of Broker Non-Votes
Proposal No. 1: Election of Directors	Plurality — the three Class I director nominees who receive the most “FOR” votes will be elected to serve on the Board	No effect	No effect
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	Counts as a vote “AGAINST” this proposal.	Not applicable

Proposal	Vote Required	Effect of Abstentions (or the Withholding of Authority)	Effect of Broker Non-Votes
Proposal No. 3: Reverse Stock Split Proposal	The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on this proposal is required	No effect	Not applicable
Proposal No. 4: Peak Offering Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required	Counts as a vote “AGAINST” this proposal.	No effect
Proposal No. 5: Adjournment Proposal	The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter is required.	Counts as a vote “AGAINST” this proposal.	Not applicable

Q:     What shares can I vote?

A:     You may vote or cause to be voted all shares owned by you as of the close of business on May 9, 2024, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:     How may I vote?

A:     Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or in person at the 2024 Annual Meeting. If you choose to have your shares voted by proxy, you may submit a proxy over the internet, via telephone or by completing and returning by mail the proxy card you have received. Whichever method you use, each valid proxy received in time will be voted at the 2024 Annual Meeting in accordance with your instructions. The procedures for voting are fairly simple:

•        Submit a Proxy by Mail.    If you choose to submit a proxy by mail, simply mark, date and sign your proxy card and return it in the postage-paid envelope provided.

•        Submit a Proxy by Internet.    If you choose to submit a proxy by internet, go to www.voteproxy.com to complete an electronic proxy card. Have your proxy card in hand when you access the website and follow the instructions. Your internet vote must be received by 11:59 p.m. Eastern Time on July 1, 2024 to be counted.

•        Submit a Proxy by Telephone.    If you choose to submit a proxy by telephone, dial 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone. Have your proxy card in hand when you call and follow the instructions. Your telephonic vote must be received by 11:59 p.m. Eastern Time on July 1, 2024 to be counted.

•        Vote at the Annual Meeting.    Submitting a proxy by mail, internet or telephonically will not limit your right to vote at the 2024 Annual Meeting if you decide to attend the 2024 Annual Meeting and vote in person.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from the Company. Follow the instructions from your broker, bank or other nominee included with these proxy materials. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. However, since you are not a stockholder of record, you may not vote these shares in person at the 2024 Annual Meeting unless you bring with you a legal proxy from the stockholder of record. A legal proxy may be obtained from your broker, bank or other nominee.

Q:     What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:     If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, (1) “FOR” each of the three (3) nominees for Class I director named herein for election to the Board of Directors; (2) “FOR” the Auditor Ratification Proposal; (3) “FOR” the Reverse Stock Split Proposal; (4) “FOR” the Peak Offering Proposal; and (5) “FOR” the Adjournment Proposal.

Q:     What should I do if I receive more than one proxy card?

A:     You may receive more than one proxy card. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:     Where can I find the voting results of the 2024 Annual Meeting?

A:     We intend to announce preliminary voting results at the 2024 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2024 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2024 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:     What happens if additional matters are presented at the 2024 Annual Meeting?

A:     Other than the five (5) items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2024 Annual Meeting. If you grant a proxy, the persons named as proxy holders, David Villarreal, our Chief Executive Officer, and Nicolai Brune, our Chief Financial Officer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2024 Annual Meeting and intend to vote the proxies in accordance with their best judgment.

Q:     Who will count the votes?

A:     One or more inspectors of election will tabulate the votes.

Q:     Is my vote confidential?

A:     Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within SG DevCo or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:     Who will bear the cost of soliciting votes for the 2024 Annual Meeting?

A:     We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expense. Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in the solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $10,000 to $20,000 plus out-of-pocket expenses.

Q:     Who can help answer my questions?

A:     If you have any questions about the 2024 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this proxy statement or voting materials, you should contact the Corporate Secretary, Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132, or by phone (904) 496-0027.

PROPOSAL 1
ELECTION OF DIRECTORS PROPOSAL

Our Certificate of Incorporation provides that the number of directors constituting the Board of Directors shall be fixed from time to time by such Board of Directors. Our Board of Directors currently consists of eight directors and pursuant to the terms of our Certificate of Incorporation, our Board of Directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one third of the total number of directors constituting the entire Board of Directors. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The eight members of our Board of Directors are: Paul Galvin, David Villarreal, Yaniv Blumenfeld, Peter G. DeMaria, John Scott Magrane, Jr., Christopher Melton, Alyssa L. Richardson and Jeffrey Tweedy. Our Board of Directors is currently divided into three classes as follows:

•        Class I directors, Paul Galvin, Christopher Melton, and Jeffrey Tweedy

•        Class II directors, John Scott Magrane, Jr. and David Villarreal

•        Class III directors, Yaniv Blumenfeld, Peter G. DeMaria, and Alyssa L. Richardson

Our Board has nominated each of Messrs. Galvin, Melton and Tweedy to be elected at the 2024 Annual Meeting to serve as Class I directors. Each of the nominees is currently a Class I member of our board of directors. Each nomination for director was based upon the recommendation of our Nominating and Governance Committee. Each of the nominees have consented to being named in this proxy statement and to serve as a director if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the 2024 Annual Meeting, each of these nominees would serve until the 2027 annual meeting of stockholders and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees will be unable to serve as a director if elected.

Shares represented by proxies will be voted “FOR” the election of the three nominees (Messrs. Galvin, Melton and Tweedy), unless the proxy is marked to withhold authority to so vote. Proxies may not be voted for more than three directors. Stockholders may not cumulate votes for the election of directors.

Nominees for Election at the 2024 Annual Meeting of Stockholders

Set forth below are our three (3) Class I director nominees, their respective ages and positions as of the date of this proxy statement, the year in which each first became a director and the year in which their terms as director expire assuming they are re-elected at the 2024 Annual Meeting:

Director Nominees	Age	Position(s) Held	Director Since	Term Expires if re-elected
Paul Galvin	61	Director	2021	2027
Christopher Melton	52	Director	2023	2027
Jeffrey Tweedy	61	Director	2023	2027

Paul M. Galvin was appointed as a director of SG DevCo upon its incorporation in February 2021. Mr. Galvin is a founder of SG Blocks, LLC, the predecessor entity of Safe & Green Holdings Corp. (“SG Holdings”). He has served as the Chief Executive Officer of SG Holdings since April 2009 and as a director of SG Holdings since January 2007. Mr. Galvin has been a managing member of TAG Partners, LLC, an investment partnership formed for the purpose of investing in SG Holdings, since October 2007. Mr. Galvin brings over 30 years of experience developing and managing real estate, including residential condominiums, luxury sales and market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, where he served for over a decade in a leadership position. During that period, Mr. Galvin designed, developed and managed emergency food and shelter programs through New York City’s Human Resources Administration and other federal and state entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of a subsidiary of Yucaipa Investments, where he worked with religious institutions that needed to monetize underperforming assets. While there, he designed and managed systems that produced highest and best use analyses for hundreds of religious assets and used them to acquire and re-develop properties across the U.S. Mr. Galvin holds a Bachelor of Science in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University. He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare. Mr. Galvin previously served for 10 years on the Sisters of Charity Healthcare System Advisory Board and six years on the board of SentiCare, Inc. In 2011, the Council of Churches of New York recognized Mr. Galvin with an Outstanding Business Leadership Award.

We selected Mr. Galvin to serve on our Board of Directors because he brings extensive knowledge of the real estate and finance industries experience. Mr. Galvin’s pertinent experience, qualifications, attributes and skills include his expertise in real estate development, management and finance.

Christopher Melton was appointed as a director of SG DevCo effective April 11, 2023 and has served as a director of SG Holdings since November 4, 2011. Mr. Melton is a licensed real estate salesperson in the States of South Carolina and Georgia and until June 2019 was a principal of Callegro Investments, LLC, a specialist land investor investing in the southeastern U.S., which he founded 2012. Since June 2019 he has served as a specialist Land Advisor with SVN Commercial Advisory Group. Mr. Melton also serves on several public and private boards, including Safety Shot Holdings, Inc. (formerly Jupiter Wellness, Inc.) since August 2019 and SRM Entertainment, Inc. since June 2023. From February 2018 until June 2019, he served as chief investment officer and analyst at TNT Capital Advisors, a capital advisory firm based in Florida. He also served as a sales agent at MSK Commercial Services, a commercial real estate company, from February 2018 to June 2019. From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City, where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan, where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JPMorgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds in Chicago from 1995 to 1997. RREEF Funds is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a Bachelor of Arts in Political Economy of Industrial Societies from the University of California, Berkeley in 1995. Mr. Melton earned Certification from University of California, Los Angeles’ Anderson Director Education Program in 2014. Mr. Melton earned a certificate in cybersecurity for managers from M.I.T. in 2021 and certificate in AI strategy from Cornell in 2023.

We selected Mr. Melton to serve on our Board of Directors because he brings extensive knowledge of the finance and the real estate industry. Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his real estate investment and development activities.

Jeffrey Tweedy was appointed as a director of SG DevCo effective April 11, 2023. Mr. Tweedy is an accomplished, multi-faceted leader with approximately thirty years of executive experience in the fashion and retail industries. Since March 2021, Mr. Tweedy has served as a Brand Advisor to Sean Jean Clothing, an award-winning clothing and lifestyle brand founded by Sean Combs. From November 2007 to March 2021, Mr. Tweedy served as President and CEO of Sean John, having previously served as Executive Vice President from February 1998 to March 2005, building the brand into a market leader, maximizing sales, including across international markets, and conceptualizing and launching a ground-breaking, profitable and highly visible menswear company distinguished by its sophisticated young men’s image. Mr. Tweedy has served on the Advisory Board of the Fashion Institute of Technology since January 2020.

We selected Mr. Tweedy to serve on our Board of Directors because he brings extensive knowledge of building brands and maximizing sales. Mr. Tweedy’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his executive experience in the fashion and retail industries.

Vote Required

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Abstentions, withheld votes and broker non-votes will not affect the outcome of the election.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF EACH OF THE THREE CLASS I NOMINEES

INFORMATION REGARDING OUR CONTINUING DIRECTORS

The directors who are serving terms that end following the 2024 Annual Meeting and their ages, positions at our company, the year in which each first became a director and the expiration of their respective terms on our Board of Directors are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Directors	Age	Position Held	Director Since	Expiration of Term
Class II
John Scott Magrane, Jr.	77	Director	2023	2025
David Villarreal	72	Director	2023	2025

Class III
Yaniv Blumenfeld	51	Director	2023	2026
Peter G. DeMaria	61	Director	2023	2026
Alyssa L. Richardson	34	Director	2023	2026

Class II Directors

John Scott Magrane, Jr. was appointed as a director of SG DevCo effective April 11, 2023. Mr. Magrane is an investment banking professional with over thirty-five years of experience advising power related enterprises, including utilities, independent power companies, rural electric cooperatives, governments and energy technology companies. Mr. Magrane currently serves as Vice Chairman at Coady Diemar Partners, LLC, a registered broker dealer and boutique investment bank which he founded that provides M&A, strategic and financial advisory, and private capital market services, and from March 2018 to July 2020, served as Chairman and CEO of the firm. From July 2021 until August 2023, Mr. Magrane served on the board of directors of Hydromer (HYDI Pink), global business-to-business (B2B) surface modification and coating solutions provider offering polymer research & development, and manufacturing services capabilities for a wide variety of applications. Prior to Coady Diemar Partners, LLC, from July 1987 to December 2001 Mr. Magrane was employed by Goldman Sachs & Co. where his responsibilities encompassed all manner of corporate finance and strategic advisory activities. While at Goldman, he started the firm’s Energy Technology effort. Mr. Magrane began his career and spent 10 years with Blyth, Eastman Dillon & Co. and Paine Webber where he specialized in energy and power project finance. Mr. Magrane earned his undergraduate degree in economics from The College of Wooster in 1970 and his MBA from The Wharton School of the University of Pennsylvania in 1973.

We selected Mr. Magrane to serve on our Board of Directors because he brings extensive knowledge of the investment banking and finance industry. Mr. Magrane’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his investment banking and finance activities.

David Villarreal has served as the President and Chief Executive Officer of SG DevCo since February 3, 2023. Mr. Villarreal was appointed as a director of SG DevCo effective April 11, 2023 and has served as a director of SG Holdings since May 28, 2021. Mr. Villarreal’s career spans over 40 years in various management, business and leadership capacities, beginning in 1977 when he served as Deputy Mayor and Senior Deputy Economic Development Advisor, under Mayor Tom Bradley in the City of Los Angeles. From August 2014 until March 2023, Mr. Villarreal served as the Chief Administrative Officer of affinity Partnerships, LLC, a Costco national mortgage services platform provider, with annual closed loan production of $8+ billion through a network of ten national mortgage lenders. From March 2011 to August 2014, he served as the President — Corporate Business Development, of Prime Source Mortgage, Inc. From September 2008 to September 2012, he served as a Consultant to the International Brotherhood of Teamsters.

We selected Mr. Villarreal to serve on our Board of Directors because he brings extensive knowledge of mortgage and real estate industry. Mr. Villarreal’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his real estate investment activities.

Class III Directors

Yaniv Blumenfeld was appointed as a director of SG DevCo effective April 28, 2023 and has served as a director of SG Holdings from April 2018 through April 2023. He founded Glacier Global Partners LLC in 2009 and is responsible for its strategic direction and oversees its investments and day-to-day management, including origination, underwriting, closing, investor relations and asset management functions. Mr. Blumenfeld has over 20 years of real estate experience, 13 years of which have been with leading Wall Street firms, where he was responsible for structuring, underwriting, pricing, securitizing and syndicating over $16 billion of commercial real estate loans and equity transactions. Prior to founding Glacier Global Partners LLC, Mr. Blumenfeld was a Managing Director at The Bear Stearns Companies, Inc. and JPMorgan Chase & Co., and, in such role, was responsible for structuring and closing over $2 billion in real estate debt and equity transactions for institutional clientele. Prior to that, Mr. Blumenfeld was a Managing Director and Head of the CMBS Capital Markets Group for the U.S. at EuroHypo AG, then world’s largest real estate investment bank. In that capacity, Mr. Blumenfeld expanded the large loan CMBS group and oversaw the structuring, pricing, securitization and syndication functions and served on the bank’s investment committee in charge of approving all transactions. He designed and implemented risk-control measures, standardized underwriting and pricing models and structured over $4 billion of real estate loans. Other positions previously held by Mr. Blumenfeld include Senior Vice President at Lehman Brothers, PaineWebber/UBS and Daiwa Securities. Prior to joining the banking industry, Mr. Blumenfeld worked as a real estate consultant at Ernst & Young real estate consulting group, advising real estate owners and operators, and various investment banks. Mr. Blumenfeld received a Bachelor of Science in real estate finance from Cornell University School of Hotel Administration. He is a member of the CRE Finance Council, was a guest lecturer at Columbia University, and was a recipient of the Young Jewish Professional NYC Real Estate Entrepreneur & Achievement Award in 2013. He is also involved with various philanthropic organizations, including The American Israel Public Affairs Committee, White Plains Hospital, American Friends of Rabin Medical Center and is on the board of directors of Arts Westchester and the White Plains Business Improvement District.

We selected Mr. Blumenfeld to serve on our Board of Directors because he brings extensive knowledge of the real estate finance industry. Mr. Blumenfeld’s pertinent experience, qualifications, attributes and skills include expertise in real estate finance, risk-control, developments, investment banking and capital raising.

Peter G. DeMaria, CFA was appointed as a director of SG DevCo effective April 11, 2023. Mr. DeMaria is a senior banking and finance professional with over thirty-eight years of experience with middle market, mid-corporate, financial sponsor and real estate clients in both domestic and international markets. From December 2018 through May 2022, Mr. DeMaria served as a Senior Managing Director/Group Manager for the middle-market and corporate banking group at PNC Bank where he and his team advised middle market and large corporate clients in the New Jersey and New York City regions. Prior to PNC Bank, Mr. DeMaria served as Managing Director at JPMorgan (December 1984 through November 2018) where he spent nearly 34 years specializing in cash flow and asset-based lending, capital markets and investment banking products. Since March 2024, Mr. DeMaria has served as a director of Union County Savings Bank. Mr. DeMaria received his BS in Finance and Accounting from Lehigh University (1984). He received a Masters in Business Administration from the Stern School of Business at New York University (1991) and an Executive Management Certificate at the Fuqua School of Business at Duke University (1998).

We selected Mr. DeMaria to serve on our Board of Directors because he brings extensive knowledge of the banking and finance industry. Mr. DeMaria’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his banking and finance activities.

Alyssa L. Richardson was appointed as a director of SG DevCo effective May 11, 2023. Ms. Richardson is an accomplished real estate executive and political strategist committed to improving economic opportunities and driving capital to under-resourced communities. Since September 2023 she has served as CEO of Develop South Carolina, LLC, a development and consulting firm founded by her which provides creative solutions for developing and financing community-impact projects across the state of South Carolina, with an emphasis on affordable and workforce housing. She is also of-counsel with the Wyche law firm, where she focuses on economic development and tax incentive law. Previously, Ms. Richardson served from January 2023 to September 2023 as CEO of Palmetto Community Developers, LLC and served from March 2020 to January 2023 as Deputy Chief of Staff and State Director to United States Senator Tim Scott. This role included legal counsel, policy recommendations, and on-the-ground advocacy in South Carolina and in Washington, D.C., with special attention to housing and economic development policy as it related to Senator Scott’s assignment on the Banking, Housing and Urban Affairs Committee. From October 2016 to February 2020,

Ms. Richardson served as a federal prosecutor in Columbia, SC, for the Department of Justice. Her focus area was civil rights and public corruption, to include misuse of federal funds, tax fraud, and abuse of power. Ms. Richardson is a graduate of Harvard Law School. She also holds a summa cum laude economics degree from Furman University.

We selected Ms. Richardson to serve on our Board of Directors because she brings extensive knowledge of working with state and local government officials to develop and finance real estate development projects. Ms. Richardson’s pertinent experience, qualifications, attributes and skills include her expertise in real estate development, management and finance.

DIRECTOR NOMINATION PROCESS

Director Nominations Process

Each year the Board is expected to nominate a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Governance Committee. In identifying prospective director candidates, the Nominating and Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Nominating and Governance Committee identifies and screens candidates for the Board and has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director candidate, the Nominating and Governance Committee will review the candidate’s qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Nominating and Governance Committee will also review the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation, tenure and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Nominating and Governance Committee will make a formal recommendation to the full Board as to election or re-election of the candidate.

Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we would pay a fee), stockholders or other persons. The Nominating and Governance Committee evaluates candidates for the Board on the basis of the needs of the Board and the standards and qualifications set forth below, regardless of the source of the candidate referral.

Director Qualifications & Diversity

To be nominated for director, a director candidate must be a natural person at least twenty-one years of age. Characteristics expected of all directors include integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the Board considers many factors including diversity, skills, age, education and expertise, dedication, conflicts of interest, independence from the Company’s management and the Company and such other relevant factors that may be appropriate in the context of the needs of the Board.

Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

The Nominating and Governance Committee and the Board evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment. The Nominating and Governance Committee and the Board seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on the Board. At least annually and when Board vacancies arise, the Nominating and Governance Committee and the Board will review the qualifications, personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities of each director and any director candidate and the interplay of such director’s and director candidate’s qualifications, personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities with the Board as a whole. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law.

Stockholder Recommendations for Director Nominees

Any stockholder wishing to recommend a candidate for director should submit the recommendation in writing to our principal executive offices: Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132, Attn: Corporate Secretary. The recommendation must include the same information that would be required for a candidate to be nominated by a stockholder at a meeting of stockholders as described under “Stockholder Proposals” on page 54. Candidates who are recommended by stockholders, as opposed to nominated, will receive the same consideration as other proposed candidates.

Director Candidates Nominated by Stockholders

Stockholders who wish to propose a director nominee at an annual meeting must follow the advance notice procedures contained in our bylaws, which include notifying the secretary of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain all of the information required in our bylaws (which, if applicable, includes information required by Rule 14a-19). Based on this year’s annual meeting date of July 2, 2024, a notice will be considered timely for the 2025 Annual Meeting of Stockholders if the secretary of our Company receives it not earlier than the close of business on March 4, 2025 and not later than the close of business on April 3, 2025. See “Stockholder Proposals” on page 54 for additional information.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board does not have a policy that requires the separation of the roles of Chief Executive Officer and Chairperson. The Board annually reviews its leadership structure to assess what best serves the interests of the Company and its stockholders at a given time. The decision whether to combine or separate these positions depends on what our Board deems to be in the long-term interest of stockholders in light of prevailing circumstances. Our Board believes the Company is well-served by this flexible leadership structure and that the combination or separation of these positions should continue to be considered on an ongoing basis.

Currently, the positions of Chief Executive Officer and Chairman are held by different persons. As our Chief Executive Officer, Mr. Villarreal is responsible for our day-to-day operations and for executing our long-term strategies. As Chairman, Mr. Galvin is responsible for leading the Board in its oversight responsibilities with respect to the Company.

The Company and the Board recognize the importance of the additional, effective oversight that is provided by its independent Board members. Under our Corporate Governance Guidelines, if the Chairman is not an independent director, the independent members of the Board shall elect an independent director to serve as Lead Director (see description of the Lead Director position below). Accordingly, because Mr. Galvin is not “independent” within the meaning of the Nasdaq listing standards, the Board has selected Mr. Melton, a director who is independent, to serve as our Lead Director. The responsibilities of the Lead Independent Director include, among others: (i) presiding over executive sessions of the independent directors and at all meetings at which the Chairman is not present; (ii) calling meetings of the independent directors as he or she deems necessary; (iii) serving as a liaison between management and the independent directors; (iv) proposing agendas and schedules for Board meetings in consultation with the Chairman; (v) communicating Board member feedback to the Chief Executive Officer and Chairman; and (vi) performing such other duties as may be delegated by the Board from time to time.

The Board believes the current leadership structure, with a separate Chairman, Chief Executive Officer and a Lead Director, best serves the Company and its stockholders at this time. Each independent director has direct access to our Chairman, our Chief Executive Officer and our Lead Director, as well as other members of the management team. The independent directors meet in executive session without management present at least quarterly.

Director Independence

The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of Nasdaq: Yaniv Blumenfeld, Peter DeMaria, John Scott Magrane, Jr., Christopher Melton, Alyssa Richardson and Jeffrey Tweedy.

Under applicable U.S. Securities and Exchange Commission (“SEC”) and Nasdaq rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Based on its independence review, the Board determined that no transactions or relationships between the Company and the independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.

Each director who served as a member of the Audit, Compensation, and Nominating and Governance Committees during 2023 was, and each current member of the Audit, Compensation, and Nominating and Governance Committees is, an independent director pursuant to all applicable listing standards of Nasdaq. In addition, (i) each director who served as a member of the Audit Committee during 2023 also met, and each current member of the Audit Committee also meets, the additional independence standards for audit committee members established by the SEC, and (ii) each director who served as a member of the Compensation Committee during 2023 also qualified, and each current member of the Compensation Committee also qualifies, as a “non-employee director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Board Diversity

Set forth below is a matrix identifying diversity information regarding our Board.

Board Diversity Matrix (as of May 9, 2024)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	—	—
Part II: Demographic Background
African American or Black	1	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Committees of the Board of Directors

There are currently three standing committees of the Board of Directors — an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors has adopted written charters for each committee, which are available on our website at www.sgdevco.com.

The tables below set forth the responsibilities and current members of each of the standing Board committees. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are comprised solely of directors who have been determined by the Board of Directors to be independent in accordance with SEC regulations and Nasdaq listing standards (including the heightened independence standards for members of the Audit Committee and the Compensation Committee).

AUDIT COMMITTEE	Responsibilities

•   Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors

•   Pre-approve all audit and permitted non-audit services to be provided by the independent auditors

•   Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•   Review with the independent auditors the matters required to be discussed by the applicable auditing standards adopted by the PCAOB and approved by the SEC from time to time

•   Review and discuss the Company’s annual and quarterly financial statements with management and the independent auditors

•   Review and discuss with management the Company’s earnings press releases

•   Discuss Company policies and practices with respect to risk assessment and risk management

•   Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters

•   Review related party transactions

•   Review and discuss the Company’s policies regarding information technology security and protection from cyber risks

The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

Current Committee Members:

Peter DeMaria, John Scott Magrane, Jr. and Christopher Melton (Chair)

The Board of Directors has determined that Christopher Melton qualifies as an “audit committee financial expert” under applicable SEC rules.

COMPENSATION COMMITTEE	Responsibilities

•   Annually determine and approve the CEO’s compensation, based upon an evaluation of the CEO’s performance in light of approved corporate goals and objectives

•   Annually review and approve the compensation of the Company’s other executive officers

•   Review and approve and, when appropriate, recommend to the Board of Directors for approval, incentive compensation plans and equity-based plans of the Company

•   Review and approve and, when appropriate, recommend to the Board of Directors for approval any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers

•   Review, approve and, when appropriate, recommend to the Board of Directors for approval, stock ownership guidelines and monitor compliance therewith

•   Review, approve and, when appropriate, recommend to the Board of Directors for approval, the creation or revision of any clawback policy and oversee the application thereof

•   Annually review the potential risk to the Company from its compensation policies and practices

•   Periodically review the compensation paid to non-employee directors for their service and make recommendations to the Board of Directors for any adjustments

The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

Current Committee Members:

Peter DeMaria, John Scott Magrane, Jr. (Chair) and Jeffrey Tweedy

NOMINATING AND GOVERNANCE COMMITTEE	Responsibilities

•   Periodically make recommendations to the Board of Directors regarding the size and composition of the Board of Directors

•   Develop and recommend to the Board of Directors criteria for the selection of individuals to be considered as candidates for election to the Board of Directors

•   Identify and screen individuals qualified to become members of the Board of Directors

•   Review and make recommendations to the full Board whether members of the Board of Directors should stand for re-election

•   Recommend to the Board of Directors director nominees to fill vacancies

•   Recommend to the Board of Directors director nominees for stockholder approval at each annual or any special meeting of stockholders at which one or more directors are to be elected

•   Make recommendations to the Board of Directors regarding Board of Directors committee memberships

•   Develop and recommend to the Board of Directors a set of corporate governance guidelines and oversee the Company’s corporate governance practices

•   Review the Company’s strategies, activities, and policies regarding ESG matters and make recommendations to the Board of Directors

•   Oversee an annual evaluation of the Board of Directors and its committees

The responsibilities of the Nominating and Governance Committee are further described in the Nominating and Governance Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website.

Current Committee Members: Peter DeMaria, Christopher Melton, Alyssa Richardson and Jeffrey Tweedy (Chair)

Ad Hoc Committees

From time-to-time we establish ad hoc committees to address particular matters.

Board’s Role in Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational, and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure The Board has overall responsibility for risk oversight, including, as part of regular Board of Directors and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board of Directors has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating and Governance Committee, and each of the committees regularly reports to the Board of Directors.

The Audit Committee reviews and discusses with management and the Company’s auditors, as appropriate, financial risks. The Compensation Committee reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, reviews and discusses at least annually the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk.

Members of the Company’s senior management team will periodically report to the full Board about their areas of responsibility and a component of these reports is risk within their area of responsibility and the steps management has taken to monitor and control such exposures. Additional review or reporting on risks is conducted as needed or as requested by the Board or committee.

Executive Sessions

Independent directors are expected to regularly meet in executive session at Board of Directors meetings without any members of management being present.

Director Service on other Boards

Directors should advise the chairman of the Nominating and Governance Committee before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses, non-profit entities or governmental units in order to allow the Company to conduct a review for potential conflicts and other issues. Directors are expected to refrain from accepting any such seat if the Board determines such position to be inadvisable and not in the Company’s bests interests.

Absent prior approval of the Board, no independent director may serve on the boards of more than four other public companies and no director who also serves as a CEO, or in an equivalent position, at a public company may serve on the boards of more than two other public companies.

Conduct of Board Meetings

The Chairman sets the agenda for Board meetings with the understanding that the Board is responsible for providing suggestions for agenda items that are aligned with the advisory and monitoring functions of the Board. Agenda items that fall within the scope of responsibilities of a committee of the Board are reviewed with the chair of that committee. Any member of the Board may request that an item be included on the agenda. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting. At the invitation of the Board, members of senior management recommended by the Chairman attend Board meetings or portions thereof for the purpose of participating in discussions.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers, and employees. The Code of Business Conduct and Ethics covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Business Conduct and Ethics is available on our website at www.sgdevco.com. We intend to post any amendments to or waivers from our Code of Business Conduct and Ethics at this location on our website.

Anti-Hedging and Anti-Pledging Policy

Pursuant to our Insider Trading Policy, we prohibit our directors, officers, and employees from purchasing any financial instrument or engaging in any other transaction, such as a prepaid variable forward, equity swap, collar or exchange fund, that is designed to hedge or offset any decrease in the market value of SG DevCo securities. Our Insider Trading Policy also prohibits our directors, officers, and employees from: (i) participating in short sales of SG DevCo securities; (ii) participating in a transaction involving publicly traded options, such as puts, calls or other derivative securities, related to SG DevCo securities; and (iii) holding Company securities in margin accounts or pledging Company securities as collateral for a loan.

Board and Committee Meetings

During our fiscal year ended December 31, 2023, the Board of Directors held 3 meetings. During our fiscal year ended December 31, 2023, our Audit Committee, Compensation Committee and Nominating and Governance Committee met 1 time, 1 time and 2 times, respectively. In addition, the Board and each Board committee took action by written consent during fiscal 2023. During fiscal 2023, each incumbent director, other than Mr. Blumenfeld, attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by all committees of which the director was a member during the period that the director served.

Director Attendance at Annual Meetings

Absent sufficient cause, each director is expected to attend the Company’s annual meeting of stockholders, either in person or by remote communication. A director who is unable to attend the Company’s annual meeting of stockholders (which it is understood will occur on occasion) is expected to notify the Chairman.

Stockholder Communications with Directors

Stockholders desiring to communicate with the Board or any individual director may directly contact such director or directors by sending a letter addressed to the Board or the individual director c/o Corporate Secretary, Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132. In the letter, the stockholder must identify himself, herself or themselves as a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication is being made by or on behalf of a stockholder before the communication is transmitted to the individual director or to the Board.

DIRECTOR COMPENSATION

Non-Employee Director Compensation 2023 Program

Our non-employee director compensation program is designed to provide competitive compensation necessary to attract and retain high quality outside directors and to encourage ownership of Company stock to further align their interests with those of our stockholders. For 2023, the program consisted of the following components:

	Amount	Value
Annual Cash Retainer(1)	$80,000
Annual Equity Grant(2)		$80,000
Audit Committee Chair(3)	$5,000
Lead Director(4)	$5,000
Nominating and Governance Committee Chair(5)	$5,000
Compensation Committee Chair(6)	$5,000

____________

(1)      Each independent director was to receive a cash retainer for serving on the Board of Directors and for committee service, paid quarterly. However, instead, the amount was pro-rated to apply to the months during which the Company was publicly listed, which included the 3rd and 4th quarter of 2023, resulting in a cash retainer paid and accrued of $40,000 for 2023.

(2)      Each independent director was to receive an annual grant of restricted stock units under the Company’s 2023 Incentive Compensation Plan (the “2023 Plan”) having a value of $80,000 on the date of grant. However, instead, for their 2023 service, each of John Scott Magrane, Jr., Jeffrey Tweedy, Peter DeMaria, Paul Galvin, Alyssa Richardson, Yaniv Blumenfeld and Christopher Melton was, for their 2023 director service, granted (i) on April 11, 2023, 12,500 restricted stock units pursuant to the 2023 Plan, with twenty-five percent (25%) vested upon issuance and twenty-five percent (25%) vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024; and (ii) on February 2, 2024, 40,000 restricted stock units pursuant to the 2023 Plan, with 100% vested upon issuance.

(3)      The Audit Committee Chair was to receive an annual retainer of $50,000 for serving as the chair of the committee. However, instead, the amount was pro-rated to apply to the months during which the Company was publicly listed, which included the 3rd and 4th quarter of 2023, resulting in a cash retainer paid and accrued of $2,500 for 2023.

(4)      The Lead Director was to receive an annual retainer of $5,000 for serving as the lead director of the board. However, instead, the amount was pro-rated to apply to the months during which the Company was publicly listed, which included on the 3rd and 4th quarter of 2023, resulting in a cash retainer paid and accrued of $2,500 for 2023.

(5)      The Nominating and Governance Committee Chair was to receive an annual retainer of $5,000 for serving as the chair of the committee. However, instead, the amount was pro-rated to apply to the months during which the Company was publicly listed, which included the 3rd and 4th quarter of 2023, resulting in a cash retainer paid and accrued of $2,500 for 2023.

(6)      The Compensation Committee Chair was to receive an annual retainer of $5,000 for serving as the chair of the committee. However, instead, the amount was pro-rated to apply to the months during which the Company was publicly listed, which included the 3rd and 4th quarter of 2023, resulting in a cash retainer paid and accrued of $2,500 for 2023.

In addition, on April 11, 2023, we granted restricted stock units under the 2023 Plan to our Executive Chairman, Paul Galvin, for 500,000 shares of our Common Stock, which vested fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over eighteen (18) months.

Director Compensation Table for Fiscal 2023

The following table sets forth information regarding all forms of compensation that were both earned by and paid to our Executive Chairman and each of our non-employee directors during the year ended December 31, 2023. Mr. Villarreal, our President and Chief Executive Officer, receives no compensation for his service as a director and is not included in the table below. The compensation arrangements for Mr. Villarreal is disclosed in the Summary Compensation Table set forth in the “Executive Compensation” section of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards(2)(3)(4)	Total
John Scott Magrane, Jr.	$42,500	$21,750	$64,250
Jeffrey Tweedy	$42,500	$21,750	$64,250
Peter DeMaria	$40,000	$21,750	$61,750
Paul Galvin	$40,000	$891,750	$931,750
Alyssa Richardson	$40,000	$21,750	$61,750
Yaniv Blumenfeld	$40,000	$21,750	$61,750
Christopher Melton	$45,000	$21,750	$66,750

____________

(1)      The amounts reported in this column represent the prorated portions paid or accrued in 2023 of: the annual cash retainer of $80,000 for serving on our board of directors, and cash retainers of $5,000 for serving as chair of our Audit Committee (in the case of Mr. Melton), $5,000 for serving as chair of our Compensation Committee (in the case of Mr. Magrane), $5,000 for serving as chair of our Nominating and Governance Committee (in the case of Mr. Tweedy) and $5,000 for serving as our Lead Director (in the case of Mr. Melton).

(2)      The amounts reported are based on an assumed grant date value of $1.74, which was the closing price of our Common Stock on September 28, 2023, the day our Common Stock began trading on the Nasdaq Capital Market. As of December 31, 2023, no shares had been issued pursuant to such restricted stock units. The shares underlying such restricted stock units were issued in the first quarter of 2024. These amounts do not reflect actual payments made to our directors. There can be no assurance that the assumed grant date fair value will ever be realized by any director.

(3)      Amounts reported in the table do not include 40,000 restricted stock units granted to our Executive Chairman and each of our non-employee directors on February 2, 2024 for 2023 service (as this award will be reflected in the Summary Compensation Table for 2024). The grant date value of each such award was $39,520.

(4)      As of December 31, 2023, the aggregate number of unvested restricted stock units held by each of our non-employee directors was as follows: Mr. Magrane — 3,125; Mr. Tweedy — 3,125; Mr. DeMaria — 3,125; Mr. Galvin — 169,793; Ms. Richardson — 3,125; Mr. Blumenfeld — 3,125; and Mr. Melton — 3,125.

PROPOSAL 2
AUDITOR RATIFICATION PROPOSAL

The Audit Committee of the Board of Directors has appointed M&K CPAS PLLC (M&K) as our independent registered accounting firm for the year ending December 31, 2024. A representative of M&K is expected to be present either virtually or via teleconference at the 2024 Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Ratification of the appointment of M&K by our stockholders is not required by law, our Amended and Restated Bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2024 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

Change in Certifying Accountant

The Board of Directors of the Company, through its Audit Committee, conducted a competitive process to determine the Company’s independent registered public accounting firm commencing with the audit of the Company’s books and financial records for the year ending December 31, 2023. The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following review of proposals from the independent registered public accounting firms that participated in the process, on December 13, 2023, upon recommendation from the Audit Committee, the Board approved the engagement of M&K as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. On December 15, 2023, the Company (i) entered into an engagement letter with M&K and engaged M&K as the Company’s independent registered public accounting firm effective immediately and (ii) dismissed Whitley Penn LLP (“Whitley Penn”).

Whitley Penn’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2022 and for the period from February 17, 2021 (Inception) through December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report (i) included a paragraph stating “The financial statements include expense allocations for certain corporate functions historically provided by Safe & Green Holdings Corp. These allocations may not be reflective of the actual expense that would have been incurred had the Company operated as a separate entity apart from Safe & Green Holdings Corp.” and (ii) contained a “going concern” paragraph.

During the fiscal year ended December 31, 2022 and the period from February 17, 2021 (Inception) through December 31, 2021, and the subsequent interim periods through December 15, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Whitley Penn on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Whitley Penn’s satisfaction, would have caused Whiley Penn to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Whitley Penn with its disclosures in the Current Report on Form 8-K disclosing the dismissal of Whitley Penn and requested Whitley Penn to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with such disclosures. A copy of Whitley Penn’s letter, dated December 21, 2023, was filed as Exhibit 16.1 to a Current Report on Form 8-K filed with the SEC on December 21, 2023.

During the fiscal year ended December 31, 2022 and the period from February 17, 2021 (Inception) through December 31, 2021, and the subsequent interim periods through December 15, 2023, neither the Company nor anyone on its behalf consulted with M&K regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Firm Fees

Aggregate fees for professional services rendered by our independent registered public accounting firms to us as of and for the fiscal years ended December 31, 2023 and December 31, 2022 are set forth in the tables below:

Services Rendered(a)	2023	2022
Audit fees	$169,664	$23,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Totals	$169,664	$23,000

____________

(a)      The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit fees include fees for professional services rendered for the audit for our annual financial statements and reviews of the financial statements included in our Quarterly Reports on Form 10-Q and fees related to securities registration statements and related comfort letter procedures, as well as services related to various offerings and our Form 10.

The Audit Committee has considered and determined that the services provided by each of M&K and Whitley Penn are compatible with each of M&K and Whitley Penn maintaining their respective independence.

Pre-Approval Policies and Procedures

The Audit Committee has implemented pre-approval procedures consistent with the rules adopted by the SEC. All audit services to be provided to the Company by our independent public accounting firms are pre-approved by the Audit Committee prior to the initiation of such services (except for items exempt from pre-approval requirements under applicable laws and rules). All of the services provided by the independent registered public accounting firms during the fiscal years ended December 31, 2023 and December 31, 2022 were pre-approved by the Audit Committee.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy at the 2024 Annual Meeting will be required to approve the ratification of the appointment of the registered public accounting firm. Abstentions will have the effect of a vote “AGAINST” this proposal. We do not expect there to be any broker-non-votes since this is a routine matter for which brokers may vote in their discretion if beneficial owners of our stock do not provide voting instructions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF M&K CPAS PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT1

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board. Management is responsible for the financial statements and the reporting processes, including the internal control over financial reporting. The Company’s independent registered public accounting firm, M&K, is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles. The Audit Committee monitors these processes. The Audit Committee has reviewed and discussed the audited financial statements with management.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Audit Committee has discussed with M&K (i) the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, and (ii) the independence of M&K from the Company and management. M&K has provided the Audit Committee the written disclosures and letters required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:
Christopher Melton (Chairman)
John Scott Magrane, Jr. Peter DeMaria

____________

1         The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Safe and Green Development Corporation under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3
THE REVERSE STOCK SPLIT PROPOSAL

The Board of Directors has adopted a resolution setting forth a proposed amendment to our Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Common Stock, a copy of which is set forth in the certificate of amendment annexed to this proxy statement as Annex A, declared such amendment advisable, and is recommending that our stockholders approve, such proposed amendment. Such amendment will be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable. Holders of our Common Stock are being asked to approve the proposal that Article IV of our Certificate of Incorporation be amended to effect a reverse stock split of the Common Stock at a ratio in the range of one (1) share of Common Stock for every two (2) shares of Common Stock to one (1) share of Common Stock for every twenty (20) shares of Common Stock. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to our Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, this vote will be of no further force and effect and the Board will again seek stockholder approval before implementing any reverse stock split after that time. The Board of Directors may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 15,756,636 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-10, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 1,575,664 shares. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements of the Nasdaq Capital Market. See below for a discussion of the factors that the Board considered in determining the Reverse Stock Split Ratio range, some of which included, but was not limited to, the following: the historical trading price and trading volume of the Common Stock; the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of Common Stock or Preferred Stock; however, effecting the Reverse Stock Split will provide for additional shares of authorized but unissued shares of Common Stock. As of the date of this proxy statement, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current share plans and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Common Stock that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

The Board’s primary objective in asking for authority to effect a reverse split is to increase the per-share trading price of our Common Stock. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2024 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

As background, we received notice on April 16, 2024 from the Nasdaq Listing Qualifications Department (the “Staff”) of Nasdaq notifying us of our noncompliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because the stockholders’ equity of the Company of $1,887,777 as of December 31, 2023, as reported in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, was below the minimum requirement of $2,500,000. The Company does not have a market value of listed securities of $35 million, or net income from continued operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years, the alternative quantitative standards for continued listing on the Nasdaq Capital Market (the “Stockholder Equity Requirement”). We also received another notice on April 25, 2024 from the Staff of the Nasdaq notifying us of our noncompliance with Nasdaq Listing Rule 5550(a)(2) by failing to maintain a minimum bid price for our Common

Stock on Nasdaq of at least $1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). We were given 45 days, or until May 31, 2024 to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). The Company submitted a Compliance Plan within the required time, although there can be no assurance that the Compliance Plan will be accepted by Nasdaq. If the Compliance Plan is accepted by Nasdaq, the Company will be granted an extension of up to 180 calendar days from April 16, 2024 to evidence compliance with the Rule. We were given 180 days, or until October 22, 2024 to regain compliance with the Minimum Bid Price Requirement; provided that Nasdaq retains discretion to grant an additional 180-calendar day grace period to determine that we have demonstrated an ability to maintain long-term compliance so long as we (i) meet the continued listing requirement for the market value of our publicly held shares and all other initial listing standards for Nasdaq, with the exception of the Minimum Bid Price Requirement, and (ii) provide a written notice to the Staff of our intention to cure the deficiency during the second grace period by effecting a reverse stock split. In the event that we are unable to cure the deficiency, and ultimately receive notice that our Common Stock is being delisted, Nasdaq listing rules permit us to appeal the delisting determination by the Staff to a Nasdaq hearings panel. Accordingly, we are hereby asking our stockholders to approve a reverse split to, among other things, give us the option to seek to regain compliance with the Minimum Bid Price Requirement.

The Board of Directors believes that the failure of stockholders to approve the Reverse Stock Split Proposal could prevent us from maintaining compliance with the Minimum Bid Price Requirement and could inhibit our ability to conduct capital raising activities, among other things. If Nasdaq delists the Common Stock, then the Common Stock would likely become traded on an over-the-counter market such as those maintained by OTC Markets Group Inc., which do not have the substantial corporate governance or quantitative listing requirements for continued trading that Nasdaq has. In that event, interest in Common Stock may decline and certain institutions may not have the ability to trade in the Common Stock, all of which could have a material adverse effect on the liquidity or trading volume of the Common Stock. If the Common Stock becomes significantly less liquid due to delisting from Nasdaq, our stockholders may not have the ability to liquidate their investments in the Common Stock as and when desired and we believe our ability to maintain analyst coverage, attractive investor interest, and have access to capital may become significantly diminished as a result.

If the stockholders approve the Reverse Stock Split Proposal and the Board determines to implement the Reverse Stock Split, we will file a certificate of amendment to amend the existing provision of our Certificate of Incorporation to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Certificate of Incorporation, which is annexed to this proxy statement as Annex A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of Common Stock.

If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split Ratio, as determined by the Board of Directors). By voting in favor of the Reverse Stock

Split, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board of Director’s sole discretion. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board may consider, among other things, various factors, such as:

•        our ability to maintain our listing on the Nasdaq Capital Market;

•        the historical trading price and trading volume of the Common Stock;

•        the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short and long term;

•        which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and

•        prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To increase the per share price of our Common Stock.    As discussed above, the primary objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our Common Stock and regain compliance with the Nasdaq Minimum Bid Price Requirement. Our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security. Our Common Stock is listed on the Nasdaq Capital Market and the failure to comply with the $1.00 minimum bid price requirement may be cured by effecting the Reverse Stock Split.

To potentially improve the liquidity of the Common Stock.    A Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market. If the Reverse Stock Split Proposal is approved and the Board believes that effecting the Reverse Stock Split is in our best interest and the best interest of our stockholders, the Board may effect the Reverse Stock Split, regardless of whether our stock is at risk of delisting from Nasdaq Capital Market, for purposes of enhancing the liquidity of the Common Stock and to facilitate capital raising.

To increase the number of additional shares issuable under the Company’s charter.    A Reverse Stock Split will reduce the nominal number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise or conversion, as applicable, of outstanding warrants or convertible debentures, while leaving the number of shares issuable under our charter unchanged. A Reverse Stock Split will therefor effectively increase the number of shares of the Common Stock that we are able to issue. This effective increase will facilitate future capital fundraising on our part. Some investors may find the Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Common Sock authorized for issuance. However, other investors may find the Common Stock a less attractive investment with the knowledge that additional dilution of the Common Stock is possible.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split Proposal is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth below and in our SEC filings and reports, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock.    As noted above, the principal purpose of the Reverse Stock Split Proposal is to maintain a higher average per share market closing price of the Common Stock of at least $1.00 per share in order to regain compliance with Nasdaq’s Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock.    The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.    If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company.    The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Common Stock.    Since the Reverse Stock Split Proposal would reduce the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise or conversion, as applicable, of outstanding warrants or convertible debentures, while leaving the number of shares authorized and issuable under our Certificate of Incorporation unchanged, the Reverse Stock Split would effectively increase the number of shares of the Common Stock that we would be able to issue and could lead to dilution of the Common Stock in future financings.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split will be that:

•        the number of issued and outstanding shares of Common Stock (and treasury shares), if any, will be reduced proportionately based on the final Reverse Stock Split Ratio, as determined by the Board;

•        based on the final Reverse Stock Split Ratio, the per share exercise price or conversion price, as applicable, of all outstanding warrants and convertible debentures will be increased proportionately and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of all outstanding warrants and convertible debentures will be reduced proportionately; and

•        the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split Ratio.

The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at various exchange ratios, based on 15,756,636 shares of Common Stock actually issued and outstanding as of May 9, 2024. The table does not account for fractional shares that will be paid in cash.

	Estimated Number of Shares of Common Stock Before Reverse Stock Split	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-10 basis	Estimated Number of Shares of Common Stock After Reverse Stock Split on a 1-for-20 basis
Authorized Common Stock	50,000,000	50,000,000	50,000,000
Shares of Common Stock issued and outstanding	15,756,636	1,575,664	787,832
Shares of Common Stock issuable under outstanding RSUs, warrants, convertible debentures or reserved for issuance under existing plans	3,471,482	347,148	173,574
Shares of Common Stock authorized but unissued (Authorized Common Stock minus issued and outstanding shares, shares issuable upon outstanding RSUs, warrants, convertible debentures and shares reserved for issuance under existing incentive plans)	30,771,882	48,077,188	49,038,594

We are currently authorized to issue a maximum of 50,000,000 shares of our Common Stock. As of the Record Date, there were 15,756,636 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants and convertible debentures, which could be exercised or converted after the Reverse Stock Split is effected.

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on Nasdaq Capital Market (other than to the extent it facilitates compliance with Nasdaq Capital Market continued listing standards). Following the Reverse Stock Split, the Common Stock will continue to be listed on the Nasdaq Capital Market, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP number.

The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the

Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split.    The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the Reverse Stock Split Amendment, if filed, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, if the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2024 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital.    The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at $0.001 per share of Common Stock and $0.001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares.    If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

No Appraisal Rights.    Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal, and we will not independently provide our stockholders with any such rights.

Fractional Shares.    We do not intend to issue fractional shares in connection with the Reverse Stock Split. And, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders (except to the extent such discussion explicitly addresses non-U.S. holders) that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

•        a bank, insurance company or other financial institution;

•        a tax-exempt or a governmental organization;

•        a real estate investment trust;

•        an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•        a regulated investment company or a mutual fund;

•        a dealer or broker in stocks and securities, or currencies;

•        a trader in securities that elects mark-to-market treatment;

•        a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;

•        a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•        a corporation that accumulates earnings to avoid U.S. federal income tax;

•        a person whose functional currency is not the U.S. dollar;

•        a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;

•        a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;

•        a person subject to Section 451(b) of the Code; or

•        a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, whose income is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a domestic trust.

A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of shares of Common Stock that is a not a U.S. holder or a partnership for U.S. federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Non-U.S. Holders

Generally, non-U.S. holders will not recognize any gain or loss as a result of the Reverse Stock Split. In particular, gain or loss will not be recognized with respect to a non-U.S. holder that receives cash in lieu of a fractional share of Common Stock and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business by such non-U.S. holder in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment in the United States), (b) with respect to a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for less than 183 days in the taxable year of the Reverse Stock Split and other conditions are met, and (c) such non-U.S. holder complies with certain certification requirements. If such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S., and if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, the non-U.S. holder will be taxed on a net income basis at the regular tax rates and in the manner applicable to U.S. holders, and if the non-U.S. holder is a corporation, an additional branch profits tax at a rate of 30%, or a lower rate as may be specified by an applicable income tax treaty, may also apply. If the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the Reverse Stock Split and certain other requirements are met, the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain from the exchange of the shares of our Common Stock, which may be offset by certain U.S.-source capital losses of the non-U.S. holder, if any.

Notwithstanding the foregoing, with respect to a non-U.S. holder that receives cash in lieu of a fractional share of our Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules), the gain will be treated as a dividend rather than capital gain to the extent of the non-U.S. holder’s ratable share of our current or accumulated earnings and profits as calculated for U.S. federal income tax purposes, then as a tax-free return of capital to the extent of (and in reduction of) the non-U.S. holder’s aggregate adjusted tax basis in the shares, and any remaining amount will be treated as capital gain.

We will withhold U.S. federal income taxes equal to 30% of any cash payments made to a non-U.S. holder as a result of the Reverse Stock Split that may be treated as a dividend, unless such holder properly demonstrates that a reduced rate of U.S. federal income tax withholding or an exemption from such withholding is applicable. For example, an applicable income tax treaty may reduce or eliminate U.S. federal income tax withholding, in which case a non-U.S. holder claiming a reduction in (or exemption from) such tax must provide us with a properly completed IRS Form W-8BEN (or other appropriate IRS Form W-8) claiming the applicable treaty benefit. Alternatively, an exemption generally should apply if the non-U.S. holder’s gain is effectively connected with a U.S. trade or business of such holder, and such holder provides us with an appropriate statement to that effect on a properly completed IRS Form W-8ECI.

Non-U.S. holders should consult their own tax advisors regarding possible dividend treatment and should consult their own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the Reverse Stock Split.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of Common Stock to a non-U.S. holder pursuant to the Reverse Stock Split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder, and the applicable withholding agent does not have actual knowledge to the contrary. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of Common Stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

Under the Foreign Account Tax Compliance Act (‘‘FATCA’’), withholding taxes may apply to certain types of payments made to ‘‘foreign financial institutions’’ (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on dividends on stock paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

Any cash paid to a non-U.S. holder as a result of the Reverse Stock Split that is treated as dividend may be subject to withholding under FATCA unless the requirements set forth above are satisfied (if applicable) and appropriate certifications are made. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Vote Required

The affirmative vote of a majority of the votes cast by the holders of all shares of stock present or represented and voting on the Reverse Stock Split Proposal at the 2024 Annual Meeting is required to approve the Reverse Stock Split Proposal. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 4

THE PEAK OFFERING PROPOSAL

Background

On April 29, 2024, we entered into an SPA, which was amended on May 22, 2024, with Peak One pursuant to which we agreed to issue, in a private placement offering (the “Offering”), upon the satisfaction of certain conditions specified in the SPA, the following securities in three tranches: (i) first tranche: an 8% convertible debenture in the principal amount of $350,000 (the “First Debenture”), a warrant (the “First Warrant”) to purchase up to 262,500 shares of our common stock and 80,000 of our restricted common stock as commitment shares (the “First Commitment Shares”), (ii) second tranche: an 8% convertible debenture in the principal amount of $350,000 (the “Second Debenture”), a warrant (the “Second Warrant”) to purchase up to 262,500 shares of our common stock and 80,000 of our restricted common stock as commitment shares (the “Second Commitment Shares”), and (iii) third tranche: an 8% convertible debenture in the principal amount of $500,000 (the “Third Debenture”), a warrant (the “Third Warrant”) to purchase up to 375,000 shares of our common stock and 100,000 of our restricted common stock as commitment shares (the “Third Commitment Shares”).

The closing of the first tranche was consummated on April 29, 2024 and the closing of the second tranche was consummated on May 23, 2024. Under the SPA, a closing of the third tranche may occur subject to the mutual written agreement of Peak One and the Company and satisfaction of the closing conditions set forth in the SPA at any time after 20 days after the closing of the second tranche (unless waived by Peak One).

The First Debenture, the Second Debenture and the Third Debenture are hereinafter together referred to as the “Debentures.” The First Warrant, the Second Warrant and the Third Warrant are hereinafter together referred to as the “Warrants.” The First Commitment Shares, the Second Commitment Shares and the Third Commitment Shares are hereinafter together referred to as the “Commitment Shares.”

Reasons for the Peak Offering Proposal

Our Common Stock is listed on the Nasdaq Capital Market and, as such, we are subject to the Nasdaq Listing Rules. We are seeking stockholder approval of the Peak Offering Proposal in order to comply with Nasdaq Listing Rule 5635.

Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions other than a public offering involving the sale or issuance by the issuer of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the Common Stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities (the “Minimum Price”). Based upon Nasdaq Listing Rule 5635(d), the number of shares of the Company’s Common Stock that may be issued pursuant to the SPA (including the Commitment Shares), upon conversion of the Debentures, exercise of the Warrants, the issuance of Common Stock underlying the common stock purchase warrants issued by the Company on February 15, 2024 and March 21, 2024 (the “Prior Warrants”), and the issuance of an aggregate of 35,000 shares of Common Stock to Peak One and its designee in connection with the issuance of the Prior Warrants, is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of the Corporation’s common stock, of which at least 1,982,819 shares of Common Stock shall be allocated to the transactions contemplated by the SPA, unless stockholder approval to exceed the Exchange Cap is approved. In all instances, we may not issue shares of our common stock to Peak One and Peak One Investments under the SPA if it would result in them beneficially owning more than 4.99% of our common stock, unless the holder delivers to us written notice at least sixty-one (61) days prior to the effective date of such notice that the provision be adjusted to 9.99%.

As discussed above, in connection with the SPA, on April 29, 2024, in connection with the closing of the first tranche, we issued to Peak One an 8% convertible debenture in the principal amount of $350,000 and a warrant to purchase up to 262,500 shares of our Common Stock to Peak One Investments. The First Debenture was sold to Peak One for a purchase price of $315,000, representing an original issue discount of 10%. In connection with the closing of the first tranche, we paid $10,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs and issued to Peak One and Peak One Investments an aggregate total of 80,000 shares of our restricted Common Stock as commitment shares.

The First Debenture matures twelve months from its date of issuance and bears interest at a rate of 8% per annum payable on the maturity date. The First Debenture is convertible, at the option of the holder, at any time, into such number of shares of Common Stock of the Company equal to the principal amount of the First Debenture plus all accrued and unpaid interest at a conversion price equal to $0.70, subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions that are subject to a floor price of $0.165.

The First Debenture is redeemable by us at a redemption price equal to 110% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the First Debenture is outstanding, if we receive cash proceeds of more than $1,500,000.00 (“Minimum Threshold”) in the aggregate from any source or series of related or unrelated sources, we shall, within two business days of our receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require us to immediately apply up to 50% of all proceeds received by us (from any source except with respect to proceeds from the issuance of equity or debt to our officers and directors) after the Minimum Threshold is reached to repay the outstanding amounts owed under the First Debenture.

The First Debenture contains customary events of default. If an event of default occurs, until it is cured, Peak One may increase the interest rate applicable to the First Debenture to the lesser of eighteen percent (18%) per annum and the maximum interest rate allowable under applicable law and accelerate the full indebtedness under the First Debenture, in an amount equal to 110% of the outstanding principal amount and accrued and unpaid interest. Subject to limited exceptions set forth in the First Debenture, the First Debenture prohibits us from entering into a Variable Rate Transaction (as defined in the First Debenture) or incurring any new indebtedness that is senior to the First Debenture or secured by our assets until the First Debenture is paid in full.

The First Warrant expires five years from its date of issuance. The First Warrant is exercisable, at the option of the holder, at any time, at an exercise price equal to $0.76, subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events, as well as anti-dilution price protection provisions that are subject to a floor price as set forth in the First Warrant. The First Warrant provides for cashless exercise under certain circumstances.

The closing of the second tranche occurred on May 23, 2024 pursuant to which we sold to Peak One on the same terms and conditions (other than the conversion price of $0.65 per share) the Second Debenture for a purchase price of $315,000, representing an original issue discount of (10%) and issued to Peak One Investments on the same terms and conditions the Second Warrant (other than the exercise price of $0.60) to purchase up to 262,500 shares of the Common Stock. In connection with the closing of the second tranche, the Company paid $10,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs and issued to Peak and Peak One Investments an aggregate of 80,000 shares of our restricted Common Stock as commitment shares.

Under the SPA, a closing of the third tranche may occur subject to the mutual written agreement of Peak One and us and the satisfaction of the closing conditions set forth in the SPA at any time 20 days after the closing of the second tranche (unless waived by Peak One), upon which we would issue and sell to Peak One the Third Debenture for a purchase price of $450,000, representing an original issue discount of 10% and issue the Third Warrant to Peak One Investments. In connection with the closing of the second tranche, the Company will pay $10,000 as a non-accountable fee to Peak One to cover its accounting fees, legal fees and other transactional costs and issue to Peak and Peak One Investments an aggregate of 100,000 shares of our restricted Common Stock as commitment shares.

The Third Debenture, if issued, will have the same terms and conditions as the First Debenture (other than the conversion price) and the Third Warrants, if issued, will have the same terms and conditions as the First Warrant (other than the exercise price).

Assuming issuance of the Third Debenture and the conversion of each of the three Debentures into shares of our Common Stock without regard for the Exchange Cap or the Beneficial Ownership Cap, approximately 7,854,546 shares of our Common Stock would be issuable pursuant to the three Debentures if such Debentures were converted in full at the floor price (including simple interest for a one year period). As noted above, the number of shares of Common Stock that may be issued, in the aggregate, pursuant to the SPA shall be limited to the Exchange Cap, unless stockholder approval to exceed the Exchange Cap is approved. If the three Debentures were converted to shares of our Common Stock, the three warrants to purchase an aggregate of 900,000 shares of our Common Stock were fully exercised and the aggregate of 260,000 Commitment Shares were issued, we would issue an aggregate of 9,014,546 shares of Common Stock which exceeds the Exchange Cap. Therefore, we are asking stockholders to approve the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the SPA, including upon the conversion of the Debentures and upon exercise of the Warrants and issuance of the Commitment Shares. Effectively, we are seeking stockholder approval for the issuance of up to an aggregate of 7,854,546 shares of our Common Stock issuable pursuant to the Debentures, which represents the number of shares of Common Stock we would be required to issue if the Debentures were converted in full at the floor price (including the maximum amount of accrued and unpaid interest), 900,000 shares of Common Stock issuable upon exercise of the Warrants and the issuance of 80,000 First Commitment Shares, 80,000 Second Commitment Shares and 100,000 Third Commitment Shares which may be issued.

Stockholder approval of this Peak Offering Proposal could allow us to preserve cash by repaying the Debentures, in full, through share issuances in excess of the Exchange Cap. Loss of these potential funds could adversely impact our ability to fund our operations. In addition, each of the First Debenture and the Second Debenture provides, and the Third Debenture will provide, that it is an event of default under such Debentures if we do not receive stockholder approval within 60 days of reaching the Exchange Cap.

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the SPA, as the Offering has already been completed and the First Debenture, the First Warrant, the First Commitment Shares, the Second Debenture, the Second Warrant and the Second Commitment Shares have already been issued. We are only asking for Nasdaq purposes for approval of the issuance of the Commitment Shares as well as, the issuance to Peak One of up to 7,854,546 shares of our Common Stock upon conversion of the Debentures and the issuance to Peak One Investments of 900,000 shares of Common Stock upon exercise of the Warrants.

Potential Consequences if Proposal 4 is Not Approved

The failure of our stockholders to approve this Proposal 4 will mean that: (i) we cannot permit the full conversion of the Debentures, and (ii) we may incur substantial additional costs and expenses. In addition, the Debentures provide that it is an event of default if we do not receive stockholder approval within 60 days of reaching the Exchange Cap and therefore our failure to obtain such approval could result in a default under the Debentures.

Potential Adverse Effects of the Approval of Proposal 4

If this Proposal 4 is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of the shares of Common Stock upon conversion of the Debentures and upon exercise of the Warrants and issuance of additional Commitment Shares. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our Common Stock.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation, or our Amended and Restated Bylaws with respect to the Peak Offering Proposal.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2024 Annual Meeting and entitled to vote on this proposal is required to approve this proposal. Abstentions will have the same effect as votes “AGAINST” this proposal. Broker non-votes will have no affect on the outcome of this vote.

The Board unanimously recommends that you vote “FOR” Proposal 4 to approve the Peak Offering Proposal.

PROPOSAL 5

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes if at the 2024 Annual Meeting the number of votes represented by shares of the Common Stock, present or represented and voting in favor of the Reverse Stock Split Proposal and/or the Peak Offering Proposal, is insufficient to approve either proposal, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve such proposals.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the 2024 Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the 2024 Annual Meeting, and any adjourned session of the 2024 Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal and/or the Peak Offering Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies representing a sufficient number of votes against the Reverse Stock Split Proposal and/or the Peak Offering Proposal, we could adjourn or postpone the 2024 Annual Meeting without a vote on the Reverse Stock Split Proposal and/or the Peak Offering Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal and/or the Peak Offering Proposal.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the 2024 Annual Meeting is required to approve the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Nicolai Brune, age 26, has served as the Chief Financial Officer of SG DevCo since February 14, 2023. From March 2022 to February 2023, Mr. Brune served as Director of Acquisition for SG Holdings responsible for financial evaluation and modeling of all potential acquisitions, investments and divestitures. Prior to joining SG Holdings, Mr. Brune served as a Treasury Analyst at GL Homes, a large private real estate developer/home builder in the state of Florida, from June 2020 to March 2022. At GL Homes, Mr. Brune was tasked with reviewing financial transactions, examining cash flows and maintaining and preparing monthly performance reports. From June 2017 until June 2020, Mr. Brune worked at Generation Nine, a company that he founded in the clothing industry.

EXECUTIVE COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following named executive officers for the fiscal year ended December 31, 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David Villarreal,	2023	$275,000	$71,025	$1,131,000	$1,250	$1,478,275
President and Chief Executive Officer(3)
Nicolai Brune,	2023	$217,000	$55,875	$348,000	$1,250	$622,125
Chief Financial Officer(3)

____________

(1)      The amounts reported are based on an assumed grant date value of $1.74, which was the closing price of our Common Stock on September 28, 2023, the day our Common Stock began trading on the Nasdaq Capital Market. As of December 31, 2023, no shares had been issued pursuant to such restricted stock units. The shares underlying such restricted stock units were issued in the first quarter of 2024. These amounts do not reflect actual payments made to our named executive officers. There can be no assurance that the assumed grant date fair value will ever be realized by any named executive officer.

(2)      For 2023, all other compensation consisted of $1,250 in cell phone reimbursements.

(3)      Mr. Villarreal was appointed President and Chief Executive Officer on February 3, 2023. Mr. Brune was appointed Chief Financial Officer on February 14, 2023.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

David Villarreal.    On February 3, 2023, we entered into an executive employment agreement with David Villarreal to employ Mr. Villarreal as the Company’s President and Chief Executive Officer for an initial term of two (2) years, which provides for an annual base salary of $300,000, a discretionary bonus of up to 25% of his base salary upon achievement of objectives as may be determined by the Company’s Board of Directors and severance in the event of a termination without cause in amount equal to equal to one year’s annual base salary and benefits. On February 2, 2024, the Company entered into an employment agreement amendment with Mr. Villarreal to increase Mr. Villarreal’s annual base salary to $450,000, effective as of November 1, 2023. Pursuant to the terms of the employment agreement, subject to Board of Directors approval, we agreed to issue to Mr. Villarreal an RSU award under the Company’s 2023 Plan, as and when adopted, for 650,000 shares of the Company’s Common Stock. See “— RSUs — David Villarreal.” Mr. Villarreal is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

Nicolai Brune.    On February 14, 2023, we entered into an executive employment agreement with Nicolai Brune to employ Mr. Brune as the Company’s Chief Financial Officer for an initial term of two (2) years, which provides for an annual base salary of $250,000, a discretionary bonus of up to 20% of his base salary upon achievement of objectives as may be determined by the Company’s board of directors and severance in the event of a termination without cause on or after June 30, 2023 in amount equal to equal to one year’s annual base salary and benefits. On February 2, 2024, the Company entered into an employment agreement amendment with Mr. Brune to increase Mr. Brune’s annual base salary to $302,000, effective as of November 1, 2023. Pursuant to the terms of the employment agreement, subject to Board of Directors approval, we agreed to issue to Mr. Brune an RSU award under the Company’s 2023 Plan, as and when adopted, for 200,000 shares of the Company’s Common Stock. See “— RSUs — Nicolai Brune.” Mr. Brune is subject to a one-year post-termination non-compete and non-solicit of employees and clients. He is also bound by confidentiality provisions.

Bonuses

David Villarreal.    On September 15, 2023, the Compensation Committee approved the payment of a $42,900 cash bonus to Mr. Villarreal for his service to the Company in connection with the Separation and Distribution. In addition, on February 2, 2024, the Compensation Committee awarded Mr. Villarreal a cash bonus equal to three weeks of his annual salary, or $28,125, for his contribution to the Company during 2023, to be paid out at management’s discretion.

Nicolai Brune.    In June 2023, the Company paid Mr. Brune a discretionary cash bonus of $15,000. On September 15, 2023, the Compensation Committee approved the payment of a $22,000 cash bonus to Mr. Brune for his service to the Company in connection with the Separation and Distribution. In addition, on February 2, 2024, the Compensation Committee awarded Mr. Brune a cash bonus equal to three weeks of his annual salary, or $18,875, for his contribution to the Company during 2023, to be paid out at management’s discretion.

Equity Awards

David Villarreal.    On April 11, 2023, we granted an RSU under the 2023 Plan to David Villarreal for 650,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service (“Mr. Villarreal’s Initial RSU Grant”). On February 2, 2024, the Compensation Committee accelerated the vesting of the balance of Mr. Villarreal’s Initial RSU Grant.

Nicolai Brune.    On April 11, 2023, we granted an RSU under the 2023 Plan to Nicolai Brune for 200,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service (“Mr. Brune’s Initial RSU Grant”). On February 2, 2024, the Compensation Committee accelerated the vesting of the balance of Mr. Brune’s Initial RSU Grant.

Retirement, Health, Welfare, and Additional Benefits

Our executive officers are eligible to participate in our employee benefit plans and programs, including medical benefits, flexible spending accounts, short and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Our executive officers are also eligible to participate in a tax-qualified 401(k) defined contribution plan to the same extent as our other full-time employees. Currently, we do match contributions made by participants in the 401(k) plan or make other contributions to participant accounts.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding the outstanding option awards held by the named executive officers as of December 31, 2023:

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
David Villarreal	216,668	$303,335
Nicolai Brune	66,668	$93,335

____________

(1)      Represents restricted stock units which vest fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over eighteen (18) months. On February 2, 2024, the Compensation Committee accelerated the vesting of all of Mr. Villarreal’s and Mr. Brune’s outstanding restricted stock units.

(2)      Calculated by multiplying the closing price per share of our Common Stock on December 29, 2023, $1.40 by the number of shares.

2023 Incentive Compensation Plan

The 2023 Plan was approved and adopted on February 28, 2023 by our Board of Directors as well as SG Holdings, our sole stockholder on such date. The principal provisions of the 2023 Plan are summarized below.

Administration

The 2023 Plan vests broad powers in a committee to administer and interpret the 2023 Plan. Our Board of Directors has initially designated the Compensation Committee to administer the 2023 Plan. Except when limited by the terms of the 2023 Plan, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and term of awards; establish performance objectives and conditions for earning awards; determine whether such performance objectives and conditions have been met; and accelerate the vesting or exercisability of an award. In its discretion, the Compensation Committee may delegate all or part of its authority and duties with respect to granting awards to one or more of our officers, subject to certain limitations and provided applicable law so permits.

Our Board of Directors may amend, alter or discontinue the 2023 Plan and the Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment or termination may adversely affect awards then outstanding without the holder’s permission. In addition, any amendments seeking to increase the total number of shares reserved for issuance under the 2023 Plan or modifying the classes of participants eligible to receive awards under the 2023 Plan will require ratification by our stockholders in accordance with applicable law. Additionally, as described more fully below, neither the Compensation Committee nor the Board of Directors is permitted to reprice outstanding options or stock appreciation rights without stockholder consent.

Eligibility

Any of our employees, directors, consultants, and other service providers, or those of our affiliates, are eligible to participate in the 2023 Plan and may be selected by the Compensation Committee to receive an award.

Vesting

The Compensation Committee determines the vesting conditions for awards. These conditions may include the continued employment or service of the participant, the attainment of specific individual or corporate performance goals, or other factors as determined in the Compensation Committee’s discretion (collectively, “Vesting Conditions”).

Shares of Stock Available for Issuance

Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under the 2023 Plan in connection with awards was initially 4,000,000 shares. The maximum number of shares of Common Stock that may be issued under the 2023 Plan will automatically increase on January 1 of each calendar year for a period of ten years commencing on January 1, 2024 and ending on (and including) January 1, 2033, in a number of shares of Common Stock equal to 4.5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; provided, however that the Board of Directors may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Common Stock. On January 1, 2024, the number of shares of Common Stock that may be issued under the 2023 Plan increased to 4,459,000 shares. All available shares may be utilized toward the grant of any type of award under the 2023 Plan. The 2023 Plan imposes a $250,000 limitation on the total grant date fair value of awards granted to any non-employee director in his or her capacity as a non-employee director in any single calendar year.

In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends), or other similar corporate event or transaction that affects our Common Stock, the Compensation Committee shall make adjustments to the number and kind of shares authorized by the 2023 Plan and covered under outstanding 2023 Plan awards as it determines appropriate and equitable. Shares subject to 2023 Plan awards that expire without being fully exercised or that are otherwise forfeited, cancelled or terminated may again be made available for issuance under the 2023 Plan. However, shares withheld in settlement of a tax withholding obligation, or in satisfaction of the exercise price payable upon exercise of an option, will not again become available for issuance under the 2023 Plan.

Types of Awards

The following types of awards may be granted to participants under the 2023 Plan: (i) incentive stock options, or ISOs; (ii) nonqualified stock options, or NQOs and together with ISOs, options, (iii) stock appreciation rights, (iv) restricted stock, or (v) restricted stock units.

Stock Options.    An option entitles the holder to purchase from us a stated number of shares of Common Stock. An ISO may only be granted to an employee of ours or our eligible affiliates. The Compensation Committee will specify the number of shares of Common Stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of Common Stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee may, in its sole discretion, permit payment of the exercise price of an option in the form of previously acquired shares based on the fair market value of the shares on the date the option is exercised, through means of “net settlement,” which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option or by such other means as it deems acceptable.

All options shall be or become exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights.    A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of Common Stock over a particular time period. The base price of a stock appreciation right shall not be less than the fair market value of a share of Common Stock on the date the stock appreciation right is granted. This award is intended to mirror the benefit the participant would have received if the Compensation Committee had granted the participant an option. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of Common Stock, or a combination of both, at the Compensation Committee’s discretion.

Unless otherwise provided in an award agreement or determined by the Compensation Committee, if a participant terminates employment with us (or our affiliates) due to death or disability, the participant’s unexercised options and stock appreciation rights may be exercised, to the extent they were exercisable on the termination date, for a period of twelve months from the termination date or until the expiration of the original award term, whichever period is shorter. If the participant terminates employment with us (or our affiliates) for cause, (i) all unexercised options and stock appreciation rights (whether vested or unvested) shall terminate and be forfeited on the termination date, and (ii) any shares in respect of exercised options or stock appreciation rights for which we have not yet delivered share certificates will be forfeited and we will refund to the participant the option exercise price paid for those shares, if any. If the participant’s employment terminates for any other reason, any vested but unexercised options and stock appreciation rights may be exercised by the participant, to the extent exercisable at the time of termination, for a period of ninety days from the termination date (or such time as specified by the Compensation Committee at or after grant) or until the expiration of the original option or stock appreciation right term, whichever period is shorter. Unless otherwise provided by the Compensation Committee, any options and stock appreciation rights that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock.    A restricted stock award is a grant of shares of Common Stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of Common Stock subject to a restricted stock award. The restricted stock may be subject to Vesting Conditions. If the specified Vesting Conditions are not attained, the participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying Common Stock will be forfeited to us. At the end of the restriction period, if the Vesting Conditions have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture restrictions.

Restricted Stock Units.    Restricted stock units are granted in reference to a specified number of shares of Common Stock and entitle the holder to receive, on the achievement of applicable Vesting Conditions, shares of Common Stock. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock units that then remain subject to forfeiture.

Change in Control

In the event of a change in control, the Compensation Committee may, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option or stock appreciation right to become fully vested and immediately exercisable for a reasonable period in advance of the change in control and, to the extent not exercised prior to that change in control, cancel that option or stock appreciation right upon closing of the change in control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or restricted stock unit for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the change in control; (vi) cancel any outstanding option or stock appreciation right with respect to all Common Stock for which the award remains unexercised in exchange for a cash payment equal to the excess (if any) of the fair market value of the Common Stock subject to the option or stock appreciation right over the exercise price of the option or stock appreciation right; (vii) impose vesting terms on cash or substitute consideration payable upon cancellation of an award that are substantially similar to those that applied to the cancelled award immediately prior to the change in control, and/or earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the change in control; (viii) take such other action as the Compensation Committee shall determine to be reasonable under the circumstances; and/or (ix) in the case of any award subject to Section 409A of the Code, the Compensation Committee shall only be permitted to use discretion to alter the settlement timing of the award to the extent that such discretion would be permitted under Section 409A of the Code.

Repricing

Neither our Board of Directors nor the Compensation Committee may, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options or stock appreciation rights under the 2023 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise per share; (ii) cancel outstanding options or stock appreciation rights under the 2023 Plan with an exercise price per share in excess of the then current fair market value per share for consideration payable in our equity securities; or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the 2023 Plan.

Miscellaneous

Generally, awards granted under the 2023 Plan shall be nontransferable except by will or by the laws of descent and distribution. No participant shall have any rights as a stockholder with respect to shares covered by options or restricted stock units, unless and until such awards are settled in shares of Common Stock. The Company’s obligation to issue shares or to otherwise make payments in respect of 2023 Plan awards will be conditioned on the Company’s ability to do so in compliance with all applicable laws and exchange listing requirements. The awards will be subject to our recoupment and stock ownership policies, as may be in effect from time to time. The 2023 Plan will expire 10 years after it became effective.

Clawback Policy

The Board has adopted a clawback policy which requires the clawback of erroneously awarded incentive-based compensation of past or current executive officers awarded during the three full fiscal years preceding the date on which the issuer is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws. There is no fault or misconduct required to trigger a clawback.

The Compensation Committee shall determine, in its sole discretion, the timing and method for promptly recouping such erroneously awarded compensation, which may include without limitation: (a) seeking reimbursement of all or part of any cash or equity-based award, (b) cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid, (c) cancelling or offsetting against any planned future cash or equity-based awards, (d) forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder, and (e) any other method authorized by applicable law or contract. Subject to compliance with any applicable law, the Compensation Committee may affect recovery under this policy from any amount otherwise payable to the executive officer, including amounts payable to such individual under any otherwise applicable Company plan or program, including base salary, bonuses or commissions and compensation previously deferred by the executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 9, 2024 by: (i) each current director, (ii) each named executive officer, (iii) each person who we know to be the beneficial owner of more than 5% of our Common Stock, and (iv) all current directors and executive officers as a group. As of the May 9, 2024, 15,756,636 shares of our Common Stock were outstanding. The persons named in the table have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Safe and Green Development Corporation, 100 Biscayne Boulevard, Suite 1201, Miami, Florida 33132.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)(2)	Percentage of Common Stock Beneficially Owned(1)
David Villarreal	459,146	2.9%
Nicolai Brune	167,472	1.1%
Paul Galvin	670,023	4.0%
John Scott Magrane	52,500	*
Jeffrey Tweedy	52,500	*
Alyssa Richardson	52,500	*
Peter DeMaria	52,500	*
Christopher Melton	68,568	*
Yaniv Blumenfeld	73,219	*
All current executive officers and directors as a group (9 persons)	1,648,428	10.1%

5% Stockholders other than executive officers and directors
Safe & Green Holdings Corp.(3).	5,228,508	33.2%

____________

*        Represents beneficial ownership of less than one percent.

(1)      The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of Common Stock currently issuable or issuable within 60 days of May 9, 2024 upon the vesting of restricted stock units are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but they are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership does not include restricted stock units which have not vested as of, and will not vest within 60 days of, the record date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)      Includes shares that could be acquired upon the vesting of restricted stock units that will vest within 60 days of May 9, 2024, as follows: 41,666 for Mr. Galvin and 41,666 for all current directors and executive officers as a group.

(3)      The address of the principal office of SG Holdings is 990 Biscayne Boulevard, Suite 501, Office 12, Miami, Florida 33132.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Party Transactions

Procedures for Approval of Related Person Transactions

The Company has a written related person transaction policy regarding the review and approval or ratification of related person transactions.

The related person transaction policy applies to any transaction in which SG DevCo is a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of the last two completed fiscal years and a related party has or will have a direct or indirect material interest. A related party means any director or executive officer, any nominee for director, any stockholder known to SG DevCo to be the beneficial owner of more than 5% of any class of the Company’s voting securities, any immediate family member of any such persons, any entity in which any of such persons is employed or occupies a similar position, and any entity in which any of such persons has a direct or indirect ownership interest in such entity that, when aggregated with the ownership interests of all the persons identified above, amounts to a 10% or greater ownership interest.

It is the responsibility of the Audit Committee to review related party transactions and approve, ratify, revise or reject such transactions. It is our policy to enter into or ratify related party transactions only when it is determined that the related party transaction in question is in, or is not inconsistent with, the best interests of SG DevCo and its stockholders. In determining whether to approve or ratify a related party transaction, the Audit Committee is able to consider, among other factors it deems appropriate, whether the proposed transaction would occur in the ordinary course of business; the purpose and benefits of the proposed transaction to SG DevCo; the terms and conditions of the proposed transaction; and the terms and conditions available to unrelated third parties in arms-length negotiations in respect of similar transactions. No director will be able to participate in the deliberations or vote regarding a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

Our related person transaction policy provides that certain types of transactions are deemed to be pre-approved, including compensation of executive officers and directors approved by the Compensation Committee and transactions involving competitive bids or at rates fixed by governmental authority.

Related Party Transactions since Inception

During 2021, we received $4,200,000 from due to affiliates. This amount was advanced to us by SG Holdings, was evidenced by a promissory note, non-interest bearing and was due on demand. Included in this amount, were payroll and general and administrative expenses which were paid by SG Holdings and allocated to us.

On August 9, 2023, we and SG Holdings entered into a Note Cancellation Agreement, effective as of July 1, 2023, pursuant to which SG Holdings cancelled and forgave the remaining $4,000,000 balance then due on that certain promissory note, dated December 19, 2021, made by us in favor of SG Holdings in the original principal amount of $4,200,000.

In addition, as of December 31, 2023, $1,720,844 is due from SG Holdings for advances made by the Company. As of December 31, 2023, the Company does not believe there is certainty in the collectability of the advances we have made to SG Holdings and therefore has recorded a reserve against the $1,720,844, which is included in additional paid-in capital.

The Separation from SG Holdings

In connection with the Separation and Distribution, we entered into a separation and distribution agreement and several other agreements with SG Holdings to effect the Separation and provide a framework for our relationship with SG Holdings and its subsidiaries after the Separation. These agreements provide for the allocation between us, on the one hand, and SG Holdings and its subsidiaries on the other hand, of the assets, liabilities and obligations associated with the real estate development business, on the one hand, and SG Holdings other current businesses, on the other hand, and will govern the relationship between our company, on the one hand, and SG Holdings and its subsidiaries, on the other hand, subsequent to the Separation and Distribution (including with respect to transition services, employee matters and tax matters).

Separation and Distribution Agreement

The separation and distribution agreement governs the overall terms of the Separation and Distribution and specified those conditions that must be satisfied or waived by SG Holdings prior to the completion of the Separation. We and SG Holdings each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Separation and Distribution and our and SG Holdings’ respective businesses. The amount of either SG Holdings or our indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives. The separation and distribution agreement also establishes procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation, we and SG Holdings entered into a tax matters agreement that contains certain tax matters arrangements and governs the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes incurred as a result of the Separation and the Distribution. The tax matters arrangement also sets forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

The tax matters agreement governs the rights and obligations that we and SG Holdings have after the Separation with respect to taxes for both pre- and post-closing periods. Under the tax matters arrangement, we will be responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of the SG Holdings group for periods prior to the Distribution to the extent attributable to the real estate development business. SG Holdings generally will be responsible for any of the taxes of the SG Holdings group other than taxes for which we are responsible. In addition, SG Holdings will be responsible for its taxes arising as a result of the Separation and Distribution. Notwithstanding the foregoing, sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar taxes imposed on the Distribution shall be borne fifty percent (50%) by us and fifty percent (50%) by SG Holdings. We shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which we are responsible for under the tax matters agreement and SG Holdings shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which SG Holdings is responsible for under the tax matters agreement.

Each of SG Holdings and SG DevCo will indemnify each other against any taxes allocated to such party under the tax matters agreement and related out-of-pocket costs and expenses.

Shared Services Agreement

In connection with the Separation, we entered into a shared services agreement with SG Holdings which sets forth the terms on which SG Holdings provides to us certain services or functions that the companies historically have shared. Shared services will include various administrative, accounting, communications/investor relations, human resources, operations/construction services, and strategic management and other support services.

In consideration for such services, we pay fees to SG Holdings for the services provided, and those fees are generally in amounts intended to allow SG Holdings to recover all of its direct and indirect costs incurred in providing those services. SG Holdings charges us a fee for services performed by (i) its employees which is a percentage of each employee’s base salary based upon an allocation of their business time spent providing such services and (ii) third parties, the fees charged by such third parties. We also pay SG Holdings for general and administrative expenses incurred by SG Holdings attributable to both the operation of SG Holdings (other than the provision of the services performed by SG Holdings’ employees) and the provision of the shared services, including but not limited to information technology, data subscription and corporate overhead expenses, the portion of such costs and expenses that are attributable to the provision of the shared services, as reasonably determined by SG Holdings. During the year ended December 31, 2023, such fees amounted to $180,000. The personnel performing services under the shared services agreement are employees and/or independent contractors of SG Holdings and are not under our direction or control. As such, conflicts of interest may arise in connection with to the performance of the services by SG Holdings personnel and the allocation of priority to the services requested by us. We also reimburse SG Holdings for direct out-of-pocket costs incurred by SG Holdings for third party services provided to us. We expect to terminate the shared services agreement in the third quarter of 2024.

Other Related Party Transactions

Indemnification Agreements

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification that is provides for in our amended and restated certificate of incorporation and bylaws. The indemnification agreements and our amended restated certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

Fabrication Agreement

On December 2, 2022, we entered into the Fabrication Agreement with SG Echo for the fabrication of approximately 800 multifamily market rate rental units, equal to approximately 800,000 square feet of new modular buildings to be located at the McLean site (the Project). The Fabrication Agreement provides that SG Echo will be paid a fee equal to 15% of the cost of the Project. The Project will be fabricated in Phases of 100 to 150 units per phase, with the schedule of the phasing to be determined in our sole discretion. The terms of payment are as follows: (i) down payment of 30% upon release of project for fabrication; (ii) stage payment of 65% upon completion of fabrication, testing and inspection of each unit as it leaves the facility; and (iii) final payment of 5% upon completion of installation on site, including acceptance of punch list items, startup of equipment and City of Durant inspection. Notwithstanding the foregoing, we may withhold 10%, as retainage, from the payment otherwise due, to be reduced to 5% after field install is watertight and 2.5% after all punch list items have been complete. The Fabrication Agreement may be terminated for cause by either party upon 30-days written notice to the other party, subject to each party’s right to cure a default or breach, except for fraud or bad faith. In the event of termination, SG Echo will be entitled to be paid for all services rendered through the date of termination. In the event the termination by us is without cause, we will also pay any expenses incurred as a result of the termination (including without limitation supplier and vendor cancellation fees, restocking fees, subcontractor termination or cancellation fees, or other similar termination costs), plus a 15% markup as compensation for SG Echo’s anticipated profit on the value of services not performed by SG Echo. In connection with the entry into the Master Purchase Agreement, on December 18, 2023, the Company and SG Echo terminated that certain Fabrication Agreement, dated December 2, 2022, between the parties relating to the McLean mixed-use site.

Master Purchase Agreement

On December 17, 2023, we entered into a Master Purchase Agreement with SG Echo pursuant to which we may engage SG Echo from time to time to provide modular construction design, engineering, fabrication, delivery and other services (collectively, the “Work”) on such terms as the parties may mutually agree. The Master Purchase Agreement provides that if we should desire that SG Echo provide services in connection with any location, we will request from SG Echo a written proposal and that within 15 business days SG Echo will provide us with an itemized cost proposal for the services to be performed and a firm schedule for performing the services based upon the information contained in the request. If the proposal and schedule is satisfactory to us, the Master Purchase Agreement provides that the substance of such proposal will then be incorporated into a project order, including specific information regarding the project, the project site and services to be performed, to be executed by both parties.

The Master Purchase Agreement provides that SG Echo will be paid a fee equal to 12% of the agreed cost of each project. The Master Purchase Agreement further provides that payment terms for all design work and the completion of the pre-fabricated container and module shall be made in accordance with the following schedule: (a) a deposit equal to 40% of the cost of the pre-fabricated container and module only shall be paid by us to SG Echo within 5 business days of the mutual execution of a project order; (b) a progress payment (not to exceed to 35% of the cost of the pre-fabricated container and module) shall be paid by us to SG Echo monthly in proportion to the percentage of Work completed, which payment shall be made within 10 business days of the Company receipt of SG Echo’s invoice; (c) a progress payment equal to 15% of the cost of the pre-fabricated container and module shall be paid by us to SG Echo within 10 business days of the delivery of the pre-fabricated container and module to the specific project site; and (d) the final payment equal to 10% of the cost of the pre-fabricated container and module only shall be paid by us to SG Echo within 10 business days of the substantial completion of the Work. Substantial completion of the Work shall be as defined by the applicable project order. Notwithstanding the foregoing, we may withhold 10% of the invoiced amount, as retainage, which will be paid to SG Echo once the specific project is completed (including any punch list items). The Master Purchase Agreement may be terminated by either party if there is a material default by the other party and such default continues for a period of 20 days after receipt by the defaulting party of written notice thereof. If we terminate the Master Purchase Agreement or any project order as a result of a default by SG Echo, SG Echo will not be entitled to receive further payment until the Work is finished. If the unpaid balance of the amount set forth in the project order for the project is less than the cost of finishing the Work, SG Echo will pay the difference to us. In no event will SG Echo be entitled to receive any compensation if the cost to us of performing the balance of the Work is less than the unpaid balance. In addition, we may terminate the Master Purchase Agreement or any project order without cause. In the event the termination by us is without cause, SG Echo will be entitled to payment for all work and costs incurred prior to termination date plus the applicable fee owed to SG Echo thereon as more particularly described in the applicable project order.

The initial project for which modular construction services are anticipated to be provided to us by SG Echo is our Magnolia Gardens residential project to be built on our McLean mixed-use site in Durant, Oklahoma, consisting of 800 residential units. In accordance with the Master Purchase Agreement, SG Echo will provide us with an itemized cost proposal for the services to be performed for the Magnolia Gardens residential project and a firm schedule for performing the services. If the proposal and schedule is satisfactory to the Company, the proposal will be then incorporated into a project order to be executed by both parties.

Employment Relationships

During 2023, Derek Villarreal, son of David Villarreal, our Chief Executive Officer, was employed by the Company as a Senior Project Manager and received a salary of $140,000 and is scheduled to receive an annual salary in 2024 of $140,000 and 100,000 restricted stock units subject to the approval of the Compensation Committee. In addition, Marc Brune, father of Nicolai Brune, our Chief Financial Officer, provides consulting services to the Company for which he (i) received 100,000 restricted stock units in each of April 2023 and March 2024, and (ii) is receiving $10,000 a month in 2024. The Audit Committee has approved both transactions in accordance with the related person transaction policy.

ANNUAL REPORT/FORM 10-K

SG DevCo’s 2023 Annual Report is being delivered to and made available to stockholders concurrently with this Proxy Statement at http://www.astproxyportal.com/ast/27525/. Copies of the 2023 Annual Report and any amendments thereto, as filed with the SEC, may be obtained without charge by writing to Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.sgdevco.com.

HOUSEHOLDING

In accordance with notices previously sent to many stockholders who hold their shares through a broker, bank or other holder of record (“street-name stockholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report on Form 10-K may request a copy by contacting the broker, bank or other holder of record. Alternatively, we will promptly deliver a separate copy of either of such documents if a street-name stockholder contacts us either by calling (904) 496-0027 or by writing to Safe and Green Development Corporation, Attention: Corporate Secretary, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132.

Street-name stockholders who are currently receiving householded materials may revoke their consent, and street-name stockholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each stockholder at your address will receive individual copies of our future materials.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials for the 2025 Annual Meeting under SEC Rule 14a-8 must submit such proposals in writing by January 31, 2025 to Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132, Attention: Corporate Secretary. Such proposals must meet the requirements of our Amended and Restated Bylaws and the SEC to be eligible for inclusion in the proxy materials for our 2025 Annual Meeting.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2025 Annual Meeting but does not intend to have included in the proxy materials prepared by the Company in connection with the 2025 Annual Meeting, must have been delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the 2024 Annual Meeting. As a result, stockholders who intend to present proposals or director nominations directly at the 2025 Annual Meeting must give written notice to the Corporate Secretary no earlier than the close of business on March 4, 2025, and no later than the close of business on April 3, 2025. Such stockholder notice must contain the information required by our Amended and Restated Bylaws (including the information required by Rule 14a-19, if applicable) and comply with the other procedures and requirements set forth in our Amended and Restated Bylaws and will not be effective otherwise. All notices should be addressed to the Corporate Secretary, Safe and Green Development Corporation, 100 Biscayne Blvd., Suite 1201, Miami, Florida 33132.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of SG DevCo knows of no other matters to be presented for stockholder action at the 2024 Annual Meeting. However, if any other matter is properly brought before the 2024 Annual Meeting for action by the stockholders, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

By order of the Board of Directors,
/s/ David Villarreal
David Villarreal Chief Executive Officer

Miami, Florida

May 31, 2024

ANNEX A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
SAFE AND GREEN DEVELOPMENT CORPORATION

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Safe and Green Development Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

1. The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Restated Certificate”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

Article IV, Section (A) of the Restated Certificate is hereby amended to add the following paragraph immediately after the first paragraph of Article IV, Section (A):

“Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that every [•]1 shares of issued and outstanding Common Stock immediately prior to the Effective Time are automatically combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq Capital Market for the ten (10) days preceding the Effective Time.

Each stock certificate or book-entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate or book-entry position shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time).”

2. This Certificate of Amendment shall be effective at ___________ Eastern Time on ____________, 2024

____________

1         The Board of Directors will have the discretion to effect the Reverse Stock Split at a ratio of any whole number between not less than 1-for-2 and not greater than 1-for-20.

Annex A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this ____ day of ________, 2024.

David Villarreal
Chief Executive Officer

Annex A-2

ADMISSION TICKET SAFE AND GREEN DEVELOPMENT CORPORATION Annual Meeting of Stockholders July 2, 2024 10:00 a.m. Eastern Time 1271 Avenue of the Americas, 16th Floor New York, New York 10020 If you attend the Annual Meeting of Stockholders, please bring this Admission Ticket as well as a form of government issued photo identification. SAFE AND GREEN DEVELOPMENT CORPORATION 100 Biscayne Blvd, Suite 1201 Miami, Florida 33132 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2024 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Safe and Green Development Corporation hereby constitutes and appoints David Villarreal and Nicolai Brune, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Safe and Green Development Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Blank Rome LLP, 1271 Avenue of the Americas, 16th Floor, New York, New York 10020 on July 2, 2024, beginning at 10:00 a.m., local time, and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF YOU RETURN AN EXECUTED PROXY BUT DO NOT SPECIFY HOW TO VOTE, YOUR SHARES WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES, AND “FOR” EACH OF PROPOSAL TWO, PROPOSAL THREE, PROPOSAL FOUR AND PROPOSAL FIVE. (Continued and to be signed on 1.1 the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF SAFE AND GREEN DEVELOPMENT CORPORATION July 2, 2024 PROXY VOTING INSTRUCTIONS INTERNET - Access www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST on July 1, 2024. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS - If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/27525 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330300030030000100 2 070224 THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL THE NOMINEES LISTED AND “FOR” PROPOSALS 2-5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 01 Paul Galvin 02 Christopher Melton 03 Jeffrey Tweedy FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: 1. Election of Directors: The election of the following individuals nominated to serve as Class I directors, for a three-year term ending at the annual meeting of stockholders to be held in 2027. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. 2. The ratification of the appointment of M&K CPAS PLLC as our independent registered public accounting firm for our fiscal year ending December 31, 2024. 3. The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split with respect to the Company’s issued and outstanding common stock at a ratio of 1-for-2 to 1-for- 20, with the ratio within such range to be determined at the discretion of the Board of Directors and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment (the “Reverse Stock Split Proposal”). 4. The approval, for purposes of complying with Nasdaq listing rules, of the issuance of up to 9,014,546 shares of our Common Stock pursuant to the securities purchase agreement entered into on April 29, 2024 with Peak One Opportunity Fund, L.P (“the “Peak Offering Proposal”). 5. The approval of an adjournment of the 2024 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal and/or the Peak Offering Proposal. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements of the 2024 Annual Meeting. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.